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                                 EXHIBIT NO. 2.1

                            ASSET PURCHASE AGREEMENT



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                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement ("Agreement") is made as of the 30th day of September, 1996, to be effective as of the 1st day of October, 1996, by, between and among UCI Medical Affiliates, Inc., a Delaware corporation ("UCI"); UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation and wholly owned subsidiary of UCI ("UCI of SC"); Doctor's Care, P.A., a South Carolina professional corporation ("Doctor's Care"); H. A. Langston, Jr.. M.D., P.A, a South Carolina professional corporation ("Seller"); and Henry A. Langston, Jr., M.D. ("Shareholder").

     INTRODUCTION. Seller owns and operates a medical practice located at 209 Abbeville Avenue, N.W., Aiken, South Carolina 29801 ("Premises"). Shareholder is the sole shareholder, officer, and director of Seller. UCI of SC owns and/or leases various medical-related facilities and equipment in South Carolina and has contracted with Doctor's Care to provide health care services at such facilities. Seller desires to (i) transfer Seller's patient records to Doctor's Care, (ii) enter into an Employment Agreement between Doctor's Care and Shareholder, and (iii) transfer to UCI of SC as of 12:01 a.m. on October 1, 1996 (the "Effective Date") certain assets of the Seller, all upon the terms and conditions set forth herein.

     AGREEMENT. NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   SALE OF ASSETS TO UCI OF SC.

     1.1 Transfer of Assets. At the Closing (as defined below), for the consideration herein provided, Seller shall convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned, and delivered, to UCI of SC, and UCI of SC shall purchase and accept from Seller, all of Seller's right, title, and interest (as the case may be) in and to following assets (collectively "Assets"):

              1.1.1 All of the accounts receivable, machinery, equipment, computer and telephone systems (including hardware and software), inventory, furniture, furnishings, office equipment, and related tangible personal property respecting Seller's business conducted in the Premises (the "Business"), including (without limitation) the items described in Exhibit A attached hereto.

              1.1.2 All of the goodwill, permits, licenses, computer software and related intangible personal property of the Business. Seller shall be responsible for obtaining the necessary consents, if any, to assignment of such intangible assets. The parties hereto acknowledge and agree that UCI of SC shall not assume any equipment leases, personal property leases, real property leases, or any other liabilities of Seller or any Shareholder.

              1.1.3   All of the inventory of the Business, wherever located.

              1.1.4 All of Seller's repair and service contracts and warranties (which are acceptable to UCI of SC in its sole discretion) used or useful in the Business.

     1.2 Method of Transfer. The transfer and sale of the Assets will be evidenced by appropriate Bills of Sale, assignments and other instruments executed and delivered by Seller and/or the Shareholder to UCI of SC and/or Doctor's Care at Closing (as defined below), as set forth in this Agreement.

     1.3 Not a Sale of Business. This transaction constitutes the sale of assets by Seller and not the sale of a business; provided, however, that anything contained in this Agreement to the contrary notwithstanding, it is the intent of the parties that UCI of SC purchase and acquire and Seller sell and transfer the complete operating process of the Business and all properties and interest necessary to operate the Business substantially as it is presently being operated.

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     1.4 Possession. UCI of SC shall take, and Seller shall deliver, possession of the Assets at completion of Closing (as defined below) to be effective as of the Effective Date (as defined below).

2.   TRANSFER OF SELLER'S PATIENT RECORDS TO DOCTOR'S CARE.

     2.1 Transfer of Patient Records. At Closing (as defined below), for and in consideration of Ten ($10.00) Dollars and no other consideration, Seller and the Shareholder shall transfer and deliver to Doctor's Care all of the Seller's and each Shareholder's right, title and interest in and to any medical records in their possession that were made in treating patients and all records transferred to Seller concerning prior treatment of any patient (the "Patient Records").

     2.2 Method of Transfer. The transfer of the Patient Records will be evidenced by an appropriate bill of sale substantially in the form attached hereto as Exhibit B, executed and delivered by Seller and the Shareholder to Doctor's Care at the Closing (as defined below), as set forth in this Agreement.

     2.3 Notices. Seller shall cause any public notices to be filed in a timely manner and to otherwise comply with all requirements of the Physician's Patient Records Act or any other applicable law, regulation, rule or ordinance related to the transfer of the Patient Records.

     2.4 Possession. Doctor's Care shall pick up and take, and Seller shall relinquish, possession of the Patient Records at Closing (as defined below), to be effective as of the Effective Date.

3.   CONSIDERATION FOR ACQUISITIONS.

     3.1 Purchase Price. The purchase price ("Purchase Price") for the Assets to be acquired by UCI of SC shall be Eighty Thousand and No/100 ($80,000.00) Dollars payable to Seller as follows:

              (1) The sum of Ten Thousand and No/100 ($10,000.00) Dollars shall be paid to Seller at Closing (as defined below).

              (2) The sum of Seventy Thousand and No/100 ($70,000.00) Dollars shall be due and payable in twenty-four (24) equal monthly installments, with the first payment due on or before November 1, 1996, pursuant to a promissory note substantially in the form attached hereto as Exhibit C (the "Note").

4.   CLOSING.

     4.1 Closing Date. The closing of the sale and purchase of the Assets and related transactions to be effective as of October 1, 1996 (the "Closing") shall take place on September 30, 1996, commencing at 2:30 p.m. (local time), at the offices of Henderson & Salley, 111 Park Avenue, S.W., Aiken, South Carolina or such other time and place as may be mutually agreed upon in writing by the parties (alternatively "Closing"), all to be effective as of the Effective Date. In the event Closing set forth in this Section 4 is changed to a different date, all references in this Agreement to Closing shall be deemed to refer to the time and date agreed upon by the parties, in the manner set forth herein.

     4.2.     Transactions at Closing.  At the Closing:

              4.2.1 Seller and Shareholder shall execute and deliver to UCI of SC or Doctor's Care, as applicable, the bills of sale, assignments, titles, certificates, and other documents, agreements and instruments, in form and substance required by this Agreement, as described in Section 4.3.

              4.2.2 UCI of SC and Doctor's Care shall execute and deliver to Seller and the Shareholder the documents, agreements and instruments in form and substance required by this Agreement, as described in Section 4.4..

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              4.2.3 Seller and UCI of SC shall each execute and deliver to the other a Lease for the Premises substantially in the form of Exhibit E attached hereto (the "Lease").

              4.2.4 Shareholder and Doctor's Care shall each execute and deliver to the other the employment agreement substantially in the form of Exhibit F attached hereto (the "Employment Agreement").

              4.2.5 Shareholder shall execute and deliver to UCI of SC a non-competition covenant substantially in the form of Exhibit G attached hereto (the "Non-Compete").
              4.2.6 All employees of Seller directly and primarily associated with the Business will cease to be employees of Seller, and Doctor's Care and/or UCI of SC may, subject to the exercise of Doctor's Care's and/or UCI of SC's sole discretion, offer immediately or thereafter to hire any or all of such persons. Doctor's Care and/or UCI of SC shall be entitled to hire only those employees of Seller which Doctor's Care and/or UCI of SC elects in its sole discretion to hire, and Doctor's Care and/or UCI of SC shall not assume any liability whatsoever to any employee of Seller not hired by Doctor's Care and/or UCI of SC. Seller will be responsible for paying and reporting all costs and liabilities, including but not limited to compensation, federal and state withholding taxes, federal and state unemployment taxes, all employee benefit costs, and worker's compensation claims incurred or accrued prior to the Effective Date.

              4.2.7 The parties hereto will take such other actions contemplated at Closing by this Agreement.

     4.3 Seller and Shareholder's Documents. At Closing, Seller and Shareholder shall deliver or cause to be delivered, at Seller's expense, the following duly executed, lawful and effective documents and instruments:

              4.3.1 A bill of sale for tangible personal property and fixtures composing portions of the Assets substantially in the form attached hereto as Exhibit H to UCI of SC.

              4.3.2 An assignment of intangible personal property composing portions of the Assets substantially in the form attached hereto as Exhibit I to UCI of SC.

              4.3.3   [Intentionally Left Blank.]

              4.3.4 The Lease substantially in the form attached hereto as Exhibit E to UCI of SC.

              4.3.5 The Employment Agreement substantially in the form attached hereto as Exhibit F to Doctor's Care.

              4.3.6 A Non-Compete executed by Shareholder in the form attached hereto as Exhibit G to UCI of SC.

              4.3.7 Seller shall deliver to UCI of SC a Certificate of Existence issued by the South Carolina Secretary of State.

              4.3.8 Seller will deliver to UCI of SC copies of such duly filed UCC termination statements, mortgages or lien satisfactions and other documents, as are reasonably required by UCI of SC to evidence UCI of SC's clear, marketable and insurable title to the Assets.

              4.3.9 Copy of all current data, contracts and information for the Business.

              4.3.10 Certified Resolutions of the directors and shareholders of Seller authorizing the transaction contemplated herein.

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     4.4 Documents of UCI, UCI of SC or Doctor's Care. At Closing, UCI, Doctor's
Care and/or UCI of SC, at their expense, shall deliver or cause to be delivered to Seller or the Shareholder (as the case may be) the following duly executed, lawful, and effective documents and instruments:

              4.4.1 UCI will deliver a certificate evidencing the Shares, or if such certificate is not available, a copy of the instructions which UCI will forward to its transfer agent instructing such agent to issue a certificate evidencing the Shares to Seller.

              4.4.2 Doctor's Care will deliver the Employment Agreement substantially in the form attached hereto as Exhibit F.

              4.4.3 UCI of SC will deliver the Note substantially in the form attached hereto as Exhibit C.

              4.4.4 UCI of SC will deliver a security agreement in the form attached hereto as Exhibit D (the "Security Agreement").

     4.5 Conditions of Title. At Closing, the Assets shall be conveyed by appropriate instruments of conveyance free and clear of all claims, security interests, liens and encumbrances except personal property and ad valorem taxes for the year of Closing (which shall be prorated as provided in this Agreement). At Closing, UCI of SC shall hold a leasehold interest in the Premises free and clear of all claims, security interests, liens and encumbrances except real property taxes for the year of Closing which are not yet due and payable (which shall be prorated as provided in this Agreement).

     4.6      Transactions Subsequent to Closing.

              4.6.1 Employment Matters. Nothing contained herein shall be construed to create any liability for UCI, UCI of SC or Doctor's Care to present or past employees of Seller, or to the South Carolina Employment Security Commission or any other person or entity or regulatory agency for periods prior to the Effective Date.

              4.6.2 Restrictions Against Competition. For a period of three (3) years after Closing, Seller shall not own, operate, or establish, in competition with UCI of SC or Doctor's Care, an urgent care, family care, or industrial and occupational medical business within a fifteen (15) mile radius of the Premises, the location of the Business conducted with the Assets acquired by UCI of SC hereunder. Seller acknowledges and agrees that this restriction is reasonably related to the value of the Assets sold to UCI of SC and Doctor's Care hereunder and that the scope of this restriction is reasonable in time and territory.

              4.6.3 Confidentiality. Seller and Shareholder shall hold in confidence all documents and information concerning the Business and the Assets (except that Seller may, after reasonable notice to UCI of SC disclose such documents and information, or copies or summaries thereof, to any governmental authority reviewing the transactions contemplated hereby or as required in Seller's reasonable judgment pursuant to federal or state laws or court order).

              4.6.4 Publicity. Upon UCI of SC's request (if any), at a date reasonably agreed upon by UCI of SC and Seller, but no later than thirty
     (30) business days after to Closing, Seller, at UCI of SC's expense, shall mail to all those patients of the Business designated by UCI of SC, a letter substantially on the form provided by UCI of SC, subject to Seller's approval (which shall not be unreasonably withheld) advising of the sale hereunder and containing a request of Seller that to the extent requested by UCI of SC, such patient shall continue its relationships with UCI of SC and Doctor's Care.

              4.6.5 Taxes. Seller shall file such tax returns and reports and pay such taxes as are required for periods ending with the Effective Date.


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              4.6.6 Creditors. Seller shall promptly pay all of Seller's valid liabilities and perform all of Seller's valid obligations which Seller has incurred in connection with the Assets or the operation of the Business.

              4.6.7 Miscellaneous Required Acts. The parties hereto shall take such other actions and comply with other obligations as are required after Closing under this Agreement or under documents ancillary hereto.

     4.7 Other Actions. The parties hereto agree that they will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, documents, instruments and assurances as may be reasonably required by the other party in order to carry out fully and to effectuate the transactions herein contemplated under, and in accordance with, the provisions of this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER. Seller and Shareholder hereby jointly and severally warrant, represent, and covenant as follows:

     5.1 Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. The Shareholder is the sole shareholder of Seller. The Shareholder is the sole director of Seller. Seller has full power and authority to execute this Agreement and to consummate the transactions contemplated hereby. When executed and delivered, this Agreement shall constitute valid and binding obligations of Seller and the Shareholder enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankrupt, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor the compliance with any of the terms and conditions hereof, will result in the breach by Seller or Shareholder of any of the terms, conditions, or judgment, law or other contract, agreement or instrument to which Seller or Shareholder is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law or other contract, agreement or instrument.

     5.2 Compliance with Laws. Seller is in compliance with all laws, ordinances, and regulations that govern such Seller's ownership and present use of the Assets and the Premises, the violation of which would have an adverse effect on the Assets, the Premises or the Business. All of the Assets sold hereunder, and the Premises leased hereunder, substantially comply with applicable environmental, zoning, health, OSHA, consumer products, and fire safety regulations.

     5.3 Title to Assets. At Closing, Seller will have, and shall be entitled to convey, good, marketable and insurable title to the Assets and the condition of title as required by Section 4.5. At Closing, Seller will not be indebted to any contractor, laborer, mechanic, material man or any other person or entity for work, labor, materials or services in connection with the Assets and/or Premises for which any such person or entity could claim a lien against the Assets or the Premises.

     5.4 Consents. No consent of any third party is required in connection with Seller's transfer and assignment of the Assets hereunder.

     5.5 Litigation. There are no judicial or administrative actions or proceedings pending, or to the best of Seller's and/or Shareholder's knowledge, threatened that question the validity of this Agreement or any transaction contemplated hereby or that relate to the Assets or the Premises, or to the conduct of Business, including but not limited to condemnation or bankruptcy proceedings, which if adversely determined would have an adverse effect upon Seller's and/or Shareholder's ability to enter into this Agreement or perform its obligations hereunder or upon the use, enjoyment, or value of the Assets and/or the Premises for UCI of SC and/or Doctor's Care.


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     5.6 Insurance Coverage. Seller maintains policies of insurance covering the
Assets and Premises in amounts and against such losses and risks as are customary for facilities such as the Business in their present usage, as well as general public liability "occurrence" coverage in the amount of $1,000,000 per occurrence and $1,000,000 in the aggregate, and same will be outstanding and duly in force through Closing. For a period of one (1) year after Closing, Seller shall maintain a comprehensive general liability "occurrence" policy for discontinued operations in the amount of $200,000 per occurrence, and UCI of SC shall be listed as an additional insured under such policy.

     5.7 Normal Course. Seller shall have operated the Assets in the normal and ordinary course of business since at least January 1995, and shall have paid or caused to be paid promptly when due all city, county and state ad valorem taxes and similar taxes and assessments and all utility charges and assessments imposed upon or assessed against the Assets and/or Premises prior to the Closing. Seller shall exercise its best efforts to preserve the goodwill of the employees, patients, suppliers and others having business relationships with the Business through Closing.

     5.8 Creditors, Solvency, and Bankruptcy. Seller and each Shareholder shall not hinder, delay, defraud, or avoid any obligation to any past, present or future creditor in the transactions contemplated by this Agreement. Seller is currently solvent and will not be rendered insolvent as a result of the transactions contemplated hereby. Seller has not initiated, nor does it intend to initiate with respect to itself as debtor, has had initiated or expects to have initiated against it as debtor, any proceeding under federal or any state's bankruptcy, insolvency or similar laws.

     5.9 Labor and Employee Benefit Matters. Seller is not a party to any agreement with any labor organization. Seller has not maintained or sponsored for any employee or former employee of Seller any fringe or benefit plans, including without limitation, any retirement, pension, profit sharing, thrift-savings, non-qualified deferred compensation, incentive compensation, stock bonus, stock option (qualified or non-qualified), cash bonus, employee stock ownership (including, without limitation, payroll related employee stock ownership), insurance, medical, welfare or vacation plans of any kind and any "employee benefit plan" (as defined in Section 3(3) of Title I of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or any voluntary employees' beneficiary association (as defined in Section 501(c)(9) of the Internal Revenue Code) or combination of the foregoing. Seller has not incurred any accumulated funding deficiency within the meaning of ERISA or any liability to the Pension Benefit Guaranty Corporation established under ERISA, nor has any tax been assessed against Seller for the alleged violation of the Internal Revenue Code with respect to the Business or its operation.

     5.10 Payables and Taxes. Seller will pay all accounts payable and taxes, assessments, and charges respecting the Assets and/or Premises incurring prior to the Effective Date within a reasonable amount of time following Closing and will protect the reputation of UCI of SC by promptly paying all the valid debts and obligations of Seller which have been incurred in connection with the operation of the Business prior to the Effective Date and which affect the Assets and/or Premises.

     5.11 Workers' Compensation. There are no worker compensation or similar claims or actions pending or threatened, and Seller and/or each Shareholder does not know of facts which would make such claims timely, by past or present employees of Seller.

     5.12 Status of Assets. The Assets sold hereunder constitute all of the assets of the Business and include all property, rights, and intangibles necessary for UCI of SC and/or Doctor's Care to operate after Closing a business similar to the Business as presently conducted. All material inventory systems, machinery, equipment, and other tangible property which are portions of the Assets are generally sound, in good repair, may be safely operated within all applicable standards or regulations in their present conditions, and are in merchantable condition. All material contracts, commitments, and similar rights which are portions of the Assets are valid, binding, enforceable, and without known default in violation of law. The information related to accounts receivable provided to UCI of SC is materially accurate and reflect valid, binding, and enforceable rights of the Business which shall be lawfully transferred to UCI of SC hereunder.


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     5.13 No Adverse Conditions. Except as previously disclosed in writing to
UCI of SC, there are no adverse conditions or circumstances that may interfere with the use and enjoyment of, or opportunity to resell or encumber, any of the Assets, or might otherwise impede UCI of SC's ability to operate a business similar to the Business utilizing the Assets and the Premises.

     5.14 Brokerage. Neither Seller nor Shareholder has dealt with any broker in connection with this transaction, and no brokerage commission nor claim thereof shall accrue or become payable to any person or entity respecting this transaction.

     5.15 Zoning. To the best of Seller's and Shareholder's knowledge, the Premises is currently zoned for commercial operations and are in compliance with applicable zoning laws and ordinances; and Seller and Shareholder do not know that the status of such zoning is in question or subject to change by the appropriate governmental authorities.

     5.16 Environmental. To the best of Seller's and Shareholder's knowledge, the Premises is not now used and have never been used, as a gasoline station or other site for the storage of petroleum products, or as a garbage or refuse dump site, a landfill, a waste disposal facility for the storage, processing, treatment or temporary or permanent disposal of regulated waste materials, including without limitation solid, industrial, toxic, hazardous, radioactive, nuclear or putrescible waste or sewage, and, to the best of Seller's and Shareholder's knowledge, is in substantial compliance with applicable environmental laws.

     5.17 Disclosures. To the best of Seller's and Shareholder's knowledge, all information and data furnished by Seller and/or the Shareholder to UCI, UCI of SC or Doctor's Care with respect to the Assets, the Premises, and the Business is materially true, correct, and complete, and not materially misleading.

     5.18 Representations and Warranties at Closing. Except as expressly otherwise permitted in this Agreement, the representations and warranties of Seller and/or Shareholder set forth in this Agreement shall be true as of the Effective Date as though such representations and warranties were made on such date, unless they reference a specific earlier date whereupon, as of the Effective Date, they shall be true as at the earlier date referenced.

6. REPRESENTATIONS AND WARRANTIES OF UCI, DOCTOR'S CARE AND UCI OF SC. UCI, Doctor's Care and UCI of SC hereby jointly and severally represent, warrant, and covenant as follows:

     6.1 Organization and Good Standing. UCI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated. UCI of SC is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated. Doctor's Care is a professional association duly organized, validly existing, and in good standing under the laws of the State of South Carolina and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated.

     6.2 Authority. UCI, Doctor's Care and UCI of SC each have taken all corporate action necessary to approve and authorized the execution of this Agreement, and to consummate the transactions contemplated hereby. Each of their respective representatives signing this Agreement has full power and authority to execute this Agreement in the indicated capacity and to consummate the transactions contemplated hereby. When executed and delivered, this Agreement shall constitute valid and binding obligations of UCI, Doctor's Care and UCI of SC, enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankrupt, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with all of the terms and conditions hereof, will result in the breach by UCI, Doctor's Care or UCI of SC of any of the terms,


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conditions or provisions of any of their respective of trust, order, judgment, law, or other contract, agreement or instrument to which either of them is a party, or by which either is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law, or other contract, agreement or instrument.

     6.3 Brokerage. Neither UCI, Doctor's Care, nor UCI of SC has dealt with any broker in connection with this transaction, and no brokerage commission nor claim therefor shall accrue or become payable to any person or entity respecting this transaction.

     6.4 Consents. No consent of any third party is required in connection with the purchase and acceptance of the Assets from Seller hereunder.

     6.5 Litigation. There are no judicial or administrative actions or proceedings pending, or to the best knowledge of UCI, Doctor's Care or UCI of SC, threatened that question the validity of this Agreement or any transaction contemplated hereby, which if adversely determined would have a material adverse effect upon their ability to enter into this Agreement or perform their respective obligations hereunder.

     6.6 Creditors, Solvency and Bankruptcy. UCI, Doctor's Care or UCI of SC shall not hinder, delay, defraud or avoid any obligations to any past, present or future creditor of UCI, Doctor's Care or UCI of SC respectively in the transactions contemplated by this Agreement. The above-mentioned parties are currently solvent and will not be rendered insolvent as a result of the transactions contemplated hereby. UCI, Doctor's Care or UCI of SC does not intend to initiate with respect to themselves as debtors, nor do they expect to have initiated against themselves as debtors, any proceeding under federal or any state's bankruptcy, insolvency or similar laws.

     6.7 Representations and Warranties at Closing. Except as expressly otherwise permitted in this Agreement, the representations and warranties of UCI, Doctor's Care and UCI of SC set forth in this Agreement shall be true as of the Effective Date as though such representations and warranties were made on such date, unless they reference a specific earlier date whereupon, as of Effective Date, they shall be true as at the earlier date referenced.

7.   CONDITIONS PRECEDENT.

     7.1 Conditions of UCI, UCI of SC and Doctor's Care. The obligations of UCI, UCI of SC and Doctor's Care hereunder shall be subject, to the extent not waived, to the satisfaction of each of the following conditions at the Closing:

              7.1.1 Representation and Warranties. The representations and warranties of Seller and Shareholder contained in this Agreement shall be true and correct in all material respects as of the date when made and, except for changes specifically contemplated by this Agreement, on and as of the Effective Date as though such representations and warranties had been made as of the Effective Date.

              7.1.2 Deliveries. The release of documents which Seller and Shareholder is obligated to make under Section 4 shall have been made.

     7.2 Conditions of Seller and Shareholder. The obligations of Seller and the Shareholder hereunder shall be subject, to the extent not waived, to the satisfaction of each of the following conditions at the Closing:

              7.2.1 Representation and Warranties. The representations and warranties of UCI, UCI of SC, and Doctor's Care contained in this Agreement shall be true and correct in all material respects as of the date when made and, except for changes specifically contemplated by this Agreement, on and as of the Effective Date as though such representations and warranties had been made as of the Effective Date.


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              7.2.2 Deliveries. The release of documents which UCI, UCI of SC, and Doctor's Care is obligated to make under Section 4 shall have been made.

8.   COST AND EXPENSES .

     8.1 Transactional Cost. The parties hereto shall be responsible for their respective attorney's fees, accountants' fees, experts' fees, and other expenses incurred by them in connection with the negotiations and Closing of this transaction; provided however, in the event litigation is commenced to enforce any rights under this Agreement or to pursue any other remedy available to any party, all legal expense or other direct costs of litigation of the prevailing party shall be paid by the other party.

     8.2 Proration of Taxes and Charges. All personal property taxes, public utility charges and like charges (which are not terminated and paid as of Closing by Seller), if any, relating to the personal (tangible and intangible) property comprising the Assets shall be prorated as of the Effective Date, in accordance with regular accounting procedure. Settlement at Closing will be made on proration of estimates of such taxes and charges. If, as the result of such proration at Closing, a net balance is owed by Seller to UCI of SC, or visa versa, the amount thereof shall be paid to such party at or within thirty (30) days after receipt of the next succeeding payment notice.

     8.3 Sales Taxes. Seller shall be responsible for, and shall pay, all sales taxes, if any, applicable to the sale of the Assets as called for herein.

9.   INDEMNITY RIGHTS.

     9.1 General Indemnity. Seller and Shareholder shall jointly and severally indemnify and hold UCI, Doctor's Care and UCI of SC and their respective officers, directors and agents harmless, from any and all losses, damages, liabilities, claims, suits, demands, penalties, assessments, obligations, causes of actions or costs (including reasonable litigation expenses and legal fees) asserted against or incurred by UCI, Doctor's Care or UCI of SC as a result of any breach by Seller and/or Shareholder of any covenant, warranty representation, or agreement, made by Seller and/or any Shareholder herein or in agreements related hereto including but not limited to litigation expenses and legal fees that might be incurred because of such breach.

     9.2 Special Indemnities. Seller and Shareholder shall jointly and severally indemnify and hold UCI, UCI of SC and Doctor's Care and their respective officers, directors, and agents harmless from any and all losses, damages, liabilities, claims, suits, demands, penalties, assessments, obligations, causes of action, or costs (including reasonable litigation expenses and legal fees) asserted against or incurred by UCI, Doctor's Care, or UCI of SC as a result of:

              9.2.1 Award or Settlement. Any lawsuit or similar claim against Seller and/or Shareholder arising from events or conditions prior to the Effective Date.

              9.2.2 Title to Assets. Any challenge to: (a) Seller's title to the Assets, or (b) the transfer of such title and interest to the Assets to UCI of SC or Doctor's Care pursuant to the Agreement.

              9.2.3 Accounts Payable. Any accounts payable, taxes, assessments, or charges of Seller and/or Shareholder.

              9.2.4 Environmental. Any existing environmental contamination or the remediation thereof at the Premises.

     9.3 Set Off and Recoupment. In addition to any other available remedies, UCI of SC, UCI, and Doctor's Care shall have the right of set off and recoupment against amounts coming due to Seller or Shareholder under this Agreement, Note, Lease, Employment Agreement, or any other instruments ancillary hereto in the event Seller and/or Shareholder breaches this Agreement or any document related thereto or any right of indemnification arises in favor of UCI, UCI of SC, or Doctor's Care under this Agreement. Seller and the Shareholder retain the right to lawfully contest any such set off or recoupment in an action to collect any amounts due Seller and/or the Shareholder under this Agreement, Note, Lease, Employment Agreement, or such other ancillary instruments. The inclusion of this special set off or recoupment provision shall not effect the availability, if any, of rights of set off or recoupment arising at law or in equity.

10. EXISTING LIABILITIES. Except as set forth in Section 1.1.2 hereof, neither UCI, Doctor's Care nor UCI of SC assumes any, and hereby expressly disclaims all, obligations or liabilities of Seller, contingent or absolute, including (without limitation) liabilities for (i) federal or state income, payroll, property, or sales taxes for any period, or (ii) any tort, contract, or statutory liability resulting from or alleged to have resulted from the Business prior to the Effective Date or operations of Seller prior to Effective Date, except for the obligations arising and maturing after the Effective Date to perform under those contracts expressly assumed by UCI of SC hereunder, if any. All property taxes assessed against the Assets sold, and Premises leased hereunder, hereby shall be prorated as of the Effective Date, and Seller shall promptly pay when due, or reimburse UCI of SC for, all such taxes which remain the Seller's responsibility.

11. RISK OF LOSS. In the event the Assets and/or Premises or any substantial part thereof shall be damaged or destroyed prior to the Effective Date due to any casualty or event, or there shall occur any actions for condemnation or eminent domain having a material adverse affect on the Assets and/or Premises or any substantial part thereof, Seller shall promptly notify UCI of SC that such damage, destruction, or action has occurred and the estimated extent thereof. In case the amount of such damage, destruction, condemnation or eminent domain is in excess of 10% of the Purchase Price, including but not limited to the value of the Shares more fully described in Section 3.1, of all of the Assets immediately before such damage or destruction, then UCI of SC must within five
(5) days of receipt of such notice either:

     11.1 Termination. Terminate this Agreement by giving Seller written notice of such termination and thereupon all parties shall be released of all further liability to the others; or

     11.2 Adjustment. Alternatively, and subject to the fulfillment of the conditions set forth herein, require the consummation of the transactions provided for in this Agreement and, in such case (or in case of any damage by fire or other casualty, or condemnation or eminent domain action not entitling UCI of SC to terminate this Agreement), all proceeds of insurance covering the Assets and all of the claims arising as a result of such damage or destruction to such Assets or all proceeds of such condemnation or eminent domain action for such Assets shall become the property of UCI of SC. In the event UCI of SC elects to require the consummation of the transactions contemplated herein, Seller shall not compromise or settle any such claim or action at any time without the written consent of UCI of SC which shall not be unreasonably withheld. Seller shall cooperate with the collection of such amounts. Further, in such event, the representations and warranties of Seller and the Shareholder, as set forth in Section 5 shall be modified equitably to account for such claim or action.

12.  MISCELLANEOUS.

     12.1 Entire Agreement. This Agreement, including the Exhibits hereto, embodies the entire Agreement and understanding between the parties hereto as to the matters herein addressed and supersedes all prior agreements and understandings relating to the subject matter hereof.

     12.2 No Waiver. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any document delivered pursuant hereto shall impair any right, power or remedy which the parties hereto may have, nor shall any such delay be construed to be a waiver of any such rights, powers or remedies, or any acquiescence in any breach or default under this Agreement, nor shall any waiver of any breach or default of any party hereunder be deemed a wavier of any default or breach subsequently occurring.

     12.3 Survival. All representations, warranties, covenants, and agreements herein contained shall survive the Closing hereunder.

     12.4 Amendment. No provision of this Agreement or any document or instrument relating to the Agreement, may be amended, modified, supplemented, changed, waived, discharged, or terminated, unless the parties hereto consent thereto in writing.

     12.5 Notices. All notices, requests, approvals, consents, demands and other communication provides for or permitted hereunder shall be in writing, signed by an authorized representative of the sender and addressed to the respective party at the address set forth below:

   UCI of SC:                 UCI Medical Affiliates of South Carolina, Inc.
                              1901 Main Street, Suite 1200
                              Columbia, SC  29201
                              Attn.:  Stephen S. Seeling, Esq.

    UCI:                      UCI Medical Affiliates, Inc.
                              1901 Main Street, Suite 1200
                              Columbia, SC  29201
                              Attn.:  Stephen S. Seeling, Esq.

    Doctor's Care:            Doctor's Care, P.A.
                              1901 Main Street, Suite 1200
                              Columbia, SC  29201
                              Attn.:  M.F. McFarland, III, MD

    Seller:                   H.A. Langston, Jr., M.D., P.A.
                              355 West Road
                              Box 10
                              Montmorenci, SC  29839
                              Attn:  Henry A. Langston, Jr., MD

    Shareholder:              Henry A. Langston, Jr., MD
                              355 West Road
                              Box 10
                              Montmorenci, SC  29839


     A party hereto may change its respective address by notice in writing given to the other parties to this Agreement. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following; (i) when delivered to the party to whom such notice, request, approval, consent, demand or the communication is being given, or (ii) five (5) business days after being duly deposited in the US mail, certified, return receipt requested.

     12.6 Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     12.7 Successors and Assigns. This Agreement shall be binding upon the parties, and their respective successors, heirs, and assigns, and shall inure to the benefit of the parties and their respective successors, heirs, and permitted assigns.

     12.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any party hereto may execute this Agreement by signing any such counterpart. The authorized attachment of counterpart signature pages shall constitute execution by the parties.

     12.9 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

     12.10 Jurisdiction. The parties hereto consent to exclusive jurisdiction, subject to proper service of process, in the State of South Carolina regarding any disputes arising hereunder.

     12.11 Usage. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms such as "hereof" , "hereunder", "hereto", "herein", and words of similar import shall refer to this Agreement in its entirety and all references to "Articles", "paragraphs", "Sections", and similar cross references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

     12.12 Further Instruments and Acts. From time to time at a party's request, whether at or after Closing and without further consideration, the other party(ies) shall execute and deliver such further instruments of conveyance, transfer and assignment and upon reimbursement for actual reasonable out-of-pocket expenses take such other action as the requesting party reasonably may require to more effectively convey and transfer to the requesting party the properties to be conveyed, transferred and assigned hereunder, and, if necessary, will assist the requesting party in the collection or reduction to possession of such property. In addition, each party agrees to provide reasonable access to records respecting the Business as are requested by the other party(ies) for proper purpose with good cause shown (subject to appropriate confidentiality agreements to be negotiated as such time) and agree to reasonably cooperate in resolving any matters resulting from the transactions contemplated hereby.

     12.13 Assignment. This Agreement is not assignable by any party without the prior written consent of the other parties hereto.

     12.14 Representation of Counsel. The parties hereto acknowledge that the firm of Nexsen Pruet Jacobs & Pollard, LLP, in connection with the transaction described herein, has served as legal counsel to UCI, UCI of SC, and Doctor's Care and no other party to this Agreement. The parties hereto acknowledge that the firm of Henderson & Salley, in connection with the transaction described herein, has served as legal counsel to Seller and Shareholder and no other party to this Agreement.


                            [SIGNATURE PAGE ATTACHED]

     IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement under seal on September 30, 1996, to be effective as of October 1, 1996, with the corporate parties acting by and through their duly authorized officers, effective as of the date first above written.

UCI:                                          UCI OF SC:

UCI MEDICAL AFFILIATES, INC.                  UCI MEDICAL AFFILIATES OF
                                                  SOUTH CAROLINA, INC.


By:  /s/ Stephen S. Seeling                   By:    /s/ Stephen S. Seeling
Its: Chief Operating Officer and Counsel      Its:   Chief Operating Officer and
                                                     Counsel



DOCTOR'S CARE:                                SELLER:

DOCTOR'S CARE, P.A.                           H. A. LANGSTON, JR., M.D., P.A.


By:  /s/ Stephen S. Seeling                   By:    /s/ H.A. Langston, Jr.
Its: Secretary                                Its:   President


                                              SHAREHOLDER:


                                              /s/ H.A. Langston, Jr.
                                              Henry A. Langston, Jr., M.D.

                                    EXHIBIT A

                                 LIST OF ASSETS


                                             ROOM 1                                       TOTAL VALUE
            -------------------------------------------------------------------------   -----------------

            1 Metal Exam Table w/stirrups                                                        $150.00
            1 Desk                                                                                 50.00
            2 Chairs                                                                               40.00
            1 Stool                                                                                25.00
            1 Small Metal Table                                                                    30.00
            1 Gooseneck Floor Lamp                                                                 15.00
            1 Hyfrecator                                                                           75.00
            1 Electrimatic Otoscope                                                                30.00
            1 6 Place Outlet                                                                        5.00
            1 Garbage Can                                                                          10.00
            2 Glass Jars w/lids                                                                    10.00
            1 Utility Forcep 9-1/2" str                                                             5.00
            1 Enamel Forcep Holder                                                                  5.00
            1 Emesis Basin                                                                          3.00
            1 Small Glass Jar w/lid                                                                 3.00
            1 Stainless Instrument Tray                                                             8.00
            1 Bandage Scissors, Lrg                                                                 3.00
            4 Adson Forceps w/teeth                                                                16.00
            1 Stitch Scissors Med.                                                                  5.00
            1 Str. Sharp Utility Scissors                                                           4.00
            1 Str. Blunt Ear Currette, Size 5                                                       4.00
            1 Angle Blunt Ear Currette, Size 00                                                     4.00
            1 Mertiolate Canister                                                                   2.00

            ROOM 1 TOTAL                                                                         $502.00

                                  PAGE 19 of 64





                                          SURGERY ROOM                                       TOTAL VALUE
            -------------------------------------------------------------------------   -----------------

            1 Wa Floor Exam Lamp, Halogen                                                        $100.00
            1 Wooden Treatment Table w/pillow and shelf                                           150.00
            1 Chair                                                                                20.00
            1 Gooseneck Lamp                                                                       15.00
            1 Fluorescent Magnifier Lamp                                                           75.00
            1 Enamel Forcep Jar                                                                     5.00
            1 Utility Forcep                                                                        5.00
            2 Labeled Appl. Jars w/lid                                                             10.00
            1 Metal Utility Cabinet                                                               175.00
            7 Stainless Instrument Trays                                                           56.00
            1 Small Appl. Jar w/lid                                                                 3.00
            1 Med. Bandage Scissors                                                                 3.00
            2 Dressing Forceps Serrated                                                             4.00
            1 Adson Serrated Forcep                                                                 2.00
            4 Dressing Forceps, 1x2 teeth                                                          12.00
            4 Dressing Forceps, 2x3 teeth                                                          12.00
            5 Small or scissors                                                                    20.00
            2 Deaver Scissors, 5-1/2"                                                              10.00
            2 Curved or Scissors                                                                   10.00
            2 Scalpel Handles                                                                       5.00
            2 Mosquito Forceps                                                                      8.00
            3 Medicine Cups, Glass 1 oz.                                                            3.00
            6 Curved Kelly-Murphy Forceps                                                          30.00
            9 Needle Holders                                                                       63.00
            5 Str. Medium Tonsil Forceps                                                           35.00
            1 Chalazion Forceps                                                                    12.00
            1 Retractor, 3 prong sharp                                                             10.00
                                                                                        -----------------

            SURGERY ROOM TOTAL                                                                   $853.00

                                              LAB

            1 Spencer Microscope                                                                 $300.00
            1 Castle Autoclave                                                                    350.00
            1 Pelton Crane Autoclave                                                              500.00
            1 Dextrometer                                                                          25.00
            1 Empire Syringe, 2 oz.                                                                10.00
            1 Small Enamel Basin                                                                    5.00
            1 Wall Mirror w/soap and towel dispenser                                               15.00
            1 Wizard Citation Refrigerator                                                         75.00
            1 Hemoglobinometer                                                                     50.00
            3 Autolet II                                                                           30.00
            2 Applicator Jars                                                                      10.00
            1 Physicians Office Scale                                                              50.00
                                                                                        -----------------

            LAB ROOM TOTAL                                                                     $1,420.00


                                  PAGE 20 of 64





                                             ROOM 2                                          TOTAL VALUE
            -------------------------------------------------------------------------   -----------------

            1 Metal Exam table w/stirrups                                                        $150.00
            1 Desk                                                                                 50.00
            2 Chairs                                                                               50.00
            1 Metal Folding Table                                                                  30.00
            1 Gooseneck Lamp                                                                       15.00
            1 6 Place Outlet                                                                        5.00
            1 Hyfrecator                                                                           75.00
            1 Percussion Hammer                                                                     2.00
            1 Tycos BP Unit                                                                        40.00
            3 Large Glass Labeled Appl. Jars                                                       15.00
            1 Stainless Instrument Tray                                                             8.00
            1 Enamel Emesis Basin                                                                   3.00
            1 Glass Thermometer Holder                                                              2.00
            1 Single Head Stethoscope                                                               5.00
            1 Towel Clamp                                                                          10.00
            1 Straight Probe                                                                        5.00
            1 Str. Utility Forcep 9-1/2"                                                            5.00
            1 Enamel Forcep Jar                                                                     5.00
            1 Small Glass Applicator Jar                                                            3.00
            1 Medium Stitch Scissors                                                                5.00
            1 Str. Or Scissors                                                                      5.00
            6 Adson Forceps w/teeth                                                                24.00
            1 Plastic Garbage Can                                                                   3.00
            1 Exam Stool                                                                           25.00
                                                                                        -----------------

            ROOM 2 TOTAL                                                                         $540.00

                                   BATH BETWEEN ROOMS 1 AND 2

            1 Plastic Garbage Can                                                                  $3.00
            1 Small Table                                                                          15.00
            1 Wall Mirror                                                                          10.00
                                                                                        -----------------

            BATH TOTAL                                                                            $28.00


                                  PAGE 21 of 64





                                             ROOM 3                                          TOTAL VALUE
            -------------------------------------------------------------------------   -----------------

            1 HME Magnatherm Machine                                                             $500.00
            1 Desk                                                                                 50.00
            3 Chairs                                                                               65.00
            1 Small Foot Stool                                                                     10.00
            1 Wooden Exam Table                                                                   100.00
            1 Wall Mirror                                                                          10.00
            1 Glass Applicator Jar w/lid                                                            5.00
            1 Glass Thermometer Jar                                                                 2.00
            1 Plastic Applicator Jar                                                                2.00
            1 Laryngeal Mirror w/handle                                                             5.00
            1 Wall Mirror w/soap and towel dispenser                                               15.00
            1 Tyco BP Unit                                                                         40.00
            1 Single Head Stethoscope                                                               5.00
            1 Burdick EK5A EKG Unit                                                               400.00
            1 Enamel Instrument Tray                                                               20.00
            1 Manual Resuscitator w/02 Tubing & Connector                                          50.00
            1 Box Large Acupuncture Needles                                                        50.00
            1 Box Small Acupuncture Needles                                                        50.00
            1 Small Percussion Hammer                                                               2.00
                                                                                        -----------------

            ROOM 3 TOTAL                                                                       $1,381.00

                                             ROOM 4

            1 Desk                                                                                $50.00
            2 Chairs                                                                               45.00
            1 Wooden Exam Table                                                                   100.00
            1 Small Garbage Can                                                                    10.00
            1 Detecto Baby Scales                                                                  50.00
            1 Small Wooden Table                                                                   30.00
            1 Ped. Tycos BP Unit                                                                   40.00
            1 Dual Head Ped. Stethoscope                                                            5.00
            1 Wall Mirror w/soap and towel dispenser                                               15.00
            1 Wooden Toy/Book Shelf                                                                25.00
                                                                                        -----------------

            ROOM 4 TOTAL                                                                         $370.00

            TOTAL VALUATION                                                                    $5,094.00
                                                                                        =================

                                    EXHIBIT B

                                  BILL OF SALE
                                (Medical Records)


         KNOW ALL MEN BY THESE PRESENTS, that H.A. LANGSTON, JR., M.D., P.A, a South Carolina professional corporation with offices at 209 Abbeville Avenue, N.W., Aiken, South Carolina 29801 (the "Grantor"), for and in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration to it in hand, paid at or before the ensealing and delivery of these presents, by DOCTOR'S CARE, P.A., a South Carolina professional association ("Grantee"), the receipt, sufficiency and adequacy of which is hereby acknowledged and subject to the terms hereof, has bargained and sold and by these presents does sell, assign, transfer, remise, release and quitclaim unto the said Grantee, its successors and assigns, all of the Grantor's right, title and interest in and to the following goods and chattels:

                  All patient medical records and files owned by Grantor with respect to Grantor's medical practice located at 209 Abbeville Avenue, N.W., Aiken, South Carolina 29801.

         TO HAVE AND TO HOLD the same unto said Grantee, its successors and assigns forever.

     IN WITNESS WHEREOF, this Bill of Sale has been executed by Grantor on September 30, 1996 to be effective as of the 1st day of October, 1996.



WITNESSES:                                H. A. LANGSTON, JR., M.D., P.A. (SEAL)


/s/ Julian B. Salley, Jr.                 By:         /s/ H.A. Langston, Jr.
                                          Its:        President
/s/ Mary Ann Langston

                                    EXHIBIT C

                                 PROMISSORY NOTE


$70,000.00                                                       Columbia, S.C.
Subject to Set Off                                               October 1, 1996

         FOR VALUE RECEIVED, UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation (the "Borrower"), hereby promises to pay, in lawful money of the United States of America, to the order of H. A. Langston, Jr., M.D., P.A., a South Carolina professional association (the "Lender"), the principal sum of Seventy Thousand and No/100 ($70,000.00) Dollars, subject to set off as provided hereunder.

         Interest shall accrue from the date hereof on the principal balance outstanding hereunder from time to time until paid in full at the fixed simple rate per annum equal to eight and one-quarter (8.25%) percent calculated based upon a 360-day year and the actual number of days elapsed. Equal payments of principal and interest in the amount of Three Thousand One Hundred Seventy-Three and 90/100 ($3,173.90) Dollars shall be due and payable commencing on November 1, 1996, and continuing thereafter on the first (1st) day of each month for the succeeding twenty-three (23) consecutive months. Payments hereunder shall be made to the Lender at 355 West Road, Box 10, Montmorenci, South Carolina 29839, or at such other place as the Lender may designate from time to time in writing.

         Anything contained in this Note to the contrary notwithstanding, Buyer shall have the right of set off and recoupment against amounts coming due hereunder in the event that Lender or Henry A. Langston, Jr., M.D. ("Langston") breaches that certain Asset Purchase Agreement dated effective as of October 1, 1996, by and among Borrower, Lender, UCI Medical Affiliates, Inc., and Langston or any document ancillary thereto (collectively the "Agreement"). In the event Borrower elects to exercise the right of set off and recoupment set forth herein, upon notice to the Lender the principal amount hereof shall be deemed reduced by the amount of any set off or recoupment to which the Borrower is entitled, and all payments accruing thereafter shall be calculated based upon such reduced principal amount. The Lender's right to lawfully contest such set off or recoupment in any action to collect this Note shall not be impaired by Borrower's exercise of such set off or recoupment rights. The inclusion of this special set off or recoupment provision shall not affect the availability, if any, of rights of set off or recoupment arising at law or in equity.

         The occurrence of the following shall constitute an "Event of Default" under the Note: Borrower, after the expiration of the applicable grace period hereinafter set forth, fails to pay when due any principal and interest payment hereunder (except for any amount then subject to an unresolved but duly asserted set off or recoupment dispute). Upon the occurrence of an Event of Default as hereinabove defined, then at any time thereafter the Lender may declare the entire remaining principal balance due hereunder, together with all accrued interest thereon, immediately due and payable. The applicable grace period hereunder shall be twenty (20) days and shall begin to run upon receipt by Borrower of written notice from Lender of a potential default hereunder.

         The invalidity of any provision of this Note shall not affect the validity of any other provision hereof. The acceptance after maturity of any payment with respect to this Note shall not constitute a waiver of the right of Lender to demand the payment in full of any unpaid balance. No delay or failure on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single exercise of any right or remedy shall preclude Lender from the exercise of any other or further rights or remedies.

         In the event this Note is placed in the hands of an attorney for collection (but not for resolution of any disputes on a set off or recoupment of the amount due hereunder), all expenses of the Lender, including reasonable attorneys' fees, shall be added to the principal amount of this Note and collected as a part hereof. This Note shall be governed by and construed in accordance with the laws of the State of South Carolina.

Jurisdiction and venue for the enforcement of this Note shall be exclusively in the courts for the State of South Carolina.

         Borrower expressly waives demand, presentment, protest and notice of non-payment or dishonor and all other notices or demands whatsoever (except for notices expressly set forth herein), and such parties agree to remain bound hereby until all amounts due hereunder are paid in full, notwithstanding any extension of time for payment which may be granted, even though the period of extension be indefinite.

         The Borrower reserves the right to prepay this Note in whole or in part at any time without fee or penalty; provided, however, that any partial payment shall be applied first to accrued interest and then to the reduction of the principal.

         EXECUTED as of this 1st day of October, 1996.

                                      UCI MEDICAL AFFILIATES OF SOUTH
                                      CAROLINA, INC. (SEAL)


                                      By:  /s/ Stephen S. Seeling
                                      Its:  Chief Operating Officer and Counsel

Notice Address for Borrower:
1901 Main Street, Suite 1200
Columbia, South Carolina 29201
Attn:  Stephen Seeling, Esquire

                                    EXHIBIT D

STATE OF SOUTH CAROLINA    )
                           )                    SECURITY AGREEMENT
COUNTY OF AIKEN            )


         THIS SECURITY AGREEMENT is made and given effective as of the 1st day of October, 1996, by UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., a South Carolina corporation, and DOCTOR'S CARE, P.A., a South Carolina professional corporation (hereinafter called "Owners"), to H. A. LANGSTON, JR., M.D., P.A., a South Carolina professional corporation (hereinafter called the "Secured Party"), pursuant to that certain Asset Purchase Agreement dated as of the date hereof, by and among others UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC.; UCI MEDICAL AFFILIATES, INC.; DOCTOR'S CARE, P.A.; and the Secured Party (the "Agreement"). Pursuant to the Agreement, and for value received, the Owners hereby grant to Secured Party a security interest, in accordance with the terms and conditions hereinafter set forth, in the following described property (hereinafter called "Collateral"):

                  (1) The Assets set forth in Section 1 of the Agreement, more fully defined in Schedule 1 attached hereto; and

                  (2) The medical records set forth in Section 2 of the Agreement, more fully described in Schedule 2 attached hereto to secure the payment of the indebtedness evidenced by that certain secured Promissory Note (the "Note") in the original principal amount of Seventy Thousand No/100 ($70,000.00) Dollars executed by UCI Medical Affiliates of South Carolina, Inc. simultaneously herewith and payable to the Secured Party, and any extensions or renewals thereof.

OWNERS REPRESENT, WARRANT AND AGREE THAT:

1.    The Collateral is used by Owners for a medical facility.

2. The Owners shall do all acts that may be necessary to maintain, preserve and protect the Collateral.

3. Owners will maintain the Collateral in the condition received from Secured Party, will not waste or destroy the Collateral or any part thereof, will not use the Collateral in violation of any applicable law or policy of insurance and will promptly pay when due all taxes and assessments upon the Collateral or its operation or use.

4. Owners will keep the Collateral insured until this Security Agreement is terminated with hazard coverage against all reasonable expected risk to which it is exposed including fire, theft, accident and physical damage in such amounts and with an insurance company as shall be reasonably acceptable to Secured Party. Secured Party shall be provided with continuing evidence of such insurance.

Notwithstanding anything contained herein to the contrary, nothing contained herein shall be interpreted in any way to hinder, restrict or in any way preclude the Owners' relocating, leasing, selling or renting, in whole or in part, the Collateral in the regular course of Owners' business. Furthermore such relocation, sale, lease, or rental shall not be deemed, in any way, to constitute a Default hereunder.


THE PARTIES FURTHER AGREE THAT:

1. At its option, and without any obligation to do so, Secured Party may discharge taxes, liens, or other encumbrances at any time levied or place on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral should Owners fail to do so. Owners agree to reimburse Secured Party on demand for any payments so made and until such reimbursement the amount so paid by Secured Party shall be added to the principal amount of the indebtedness secured by this Security Agreement.

2. At the request of Secured Party, Owners will join with Secured Party in executing one or more financing statements or other documents in form satisfactory to Secured Party in order to perfect and protect any security interest granted hereby for filing the same in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable.

EVENT OF DEFAULT:

         Owners shall be in default under this Security Agreement upon breach by Owners of any obligation imposed by this Security Agreement or the Note and the failure of the Owners to correct such breach within thirty (30) days of receipt of written notice of the breach from the Secured Party.


REMEDIES OF SECURED PARTY UPON DEFAULT:

         Upon default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code in force in this state at the date hereof and, in addition, the following rights and remedies:

1. Secured Party may peaceably, by its own means or with judicial assistance, enter Owners' premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on Owners' premises, and Owners will not resist or interfere with such action.

2. Secured Party may require Owners to assemble all or any part of the Collateral and make it available to Secured Party at any place reasonably convenient and designated in a notice sent to Owners.

ADDITIONAL PROVISIONS:

1. No failure on the part of Secured Party to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver hereof nor shall any single or partial exercise by Secured Party of any right or remedy hereunder preclude any other or future exercise hereof or the exercise of any other right or remedy.

2. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns and all obligations of Owners shall bind their successors, executors or administrators, or his or its successors or assigns.

3. Any notice required to be given may be given by mailing such notice, postage prepaid, to the following addresses:

                  OWNERS            1901 Main Street, Suite 1200
                                    Mail Code 1105
                                    Columbia, SC 29201
                                    Attn:  Stephen S. Seeling, Esquire

                  SECURED PARTY     H. A. Langston, Jr., M.D., P.A.
                                    355 West Road
                                    Box 10
                                    Montmorenci, SC  29839
                                    Attn:  Henry A. Langston, Jr., M.D.

4. This Security Agreement may not be changed orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

5. This Security Agreement and the rights and obligations to the parties hereunder shall be construed and interpreted in accordance with the laws of the State of South Carolina in force at the date of this Agreement. In the event of any inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall be controlling.


                            [SIGNATURE PAGE ATTACHED]

         IN WITNESS THEREOF, the parties hereto have caused these presents to be executed effective as of the day and year first above written.




WITNESSES:                           OWNERS:

                                     UCI MEDICAL AFFILIATES OF
                                     SOUTH CAROLINA, INC., a South
                                     Carolina corporation

/s/ Julian B. Salley, Jr.            By:  /s/ Stephen S. Seeling
                                     Its:  Chief Operating Officer and Counsel
/s/ Mary Ann Langston


                                     DOCTOR'S CARE, P.A., a South Carolina
                                     professional corporation

/s/ Julian B. Salley, Jr.            By:  /s/ Stephen S. Seeling
                                     Its:  Secretary
/s/ Mary Ann Langston



                                     SECURED PARTY:

                                     H. A. LANGSTON, JR., M.D., P.A., a South
                                     Carolina professional corporation

/s/ Julian B. Salley, Jr.            By:  /s/ H.A. Langston, Jr.
                                     Its:  President
/s/ Mary Ann Langston

                                   SCHEDULE 1

                                 LIST OF ASSETS



                                             ROOM 1                                       TOTAL VALUE
            -------------------------------------------------------------------------   -----------------
            1 Metal Exam Table w/stirrups                                                        $150.00
            1 Desk                                                                                 50.00
            2 Chairs                                                                               40.00
            1 Stool                                                                                25.00
            1 Small Metal Table                                                                    30.00
            1 Gooseneck Floor Lamp                                                                 15.00
            1 Hyfrecator                                                                           75.00
            1 Electrimatic Otoscope                                                                30.00
            1 6 Place Outlet                                                                        5.00
            1 Garbage Can                                                                          10.00
            2 Glass Jars w/lids                                                                    10.00
            1 Utility Forcep 9-1/2" str                                                             5.00
            1 Enamel Forcep Holder                                                                  5.00
            1 Emesis Basin                                                                          3.00
            1 Small Glass Jar w/lid                                                                 3.00
            1 Stainless Instrument Tray                                                             8.00
            1 Bandage Scissors, Lrg                                                                 3.00
            4 Adson Forceps w/teeth                                                                16.00
            1 Stitch Scissors Med.                                                                  5.00
            1 Str. Sharp Utility Scissors                                                           4.00
            1 Str. Blunt Ear Currette, Size 5                                                       4.00
            1 Angle Blunt Ear Currette, Size 00                                                     4.00
            1 Mertiolate Canister                                                                   2.00

            ROOM 1 TOTAL                                                                         $502.00


                                  PAGE 30 of 64





                                          SURGERY ROOM                                       TOTAL VALUE
            -------------------------------------------------------------------------   -----------------

            1 Wa Floor Exam Lamp, Halogen                                                        $100.00
            1 Wooden Treatment Table w/pillow and shelf                                           150.00
            1 Chair                                                                                20.00
            1 Gooseneck Lamp                                                                       15.00
            1 Fluorescent Magnifier Lamp                                                           75.00
            1 Enamel Forcep Jar                                                                     5.00
            1 Utility Forcep                                                                        5.00
            2 Labeled Appl. Jars w/lid                                                             10.00
            1 Metal Utility Cabinet                                                               175.00
            7 Stainless Instrument Trays                                                           56.00
            1 Small Appl. Jar w/lid                                                                 3.00
            1 Med. Bandage Scissors                                                                 3.00
            2 Dressing Forceps Serrated                                                             4.00
            1 Adson Serrated Forcep                                                                 2.00
            4 Dressing Forceps, 1x2 teeth                                                          12.00
            4 Dressing Forceps, 2x3 teeth                                                          12.00
            5 Small or scissors                                                                    20.00
            2 Deaver Scissors, 5-1/2"                                                              10.00
            2 Curved or Scissors                                                                   10.00
            2 Scalpel Handles                                                                       5.00
            2 Mosquito Forceps                                                                      8.00
            3 Medicine Cups, Glass 1 oz.                                                            3.00
            6 Curved Kelly-Murphy Forceps                                                          30.00
            9 Needle Holders                                                                       63.00
            5 Str. Medium Tonsil Forceps                                                           35.00
            1 Chalazion Forceps                                                                    12.00
            1 Retractor, 3 prong sharp                                                             10.00
                                                                                        -----------------

            SURGERY ROOM TOTAL                                                                   $853.00

                                              LAB

            1 Spencer Microscope                                                                 $300.00
            1 Castle Autoclave                                                                    350.00
            1 Pelton Crane Autoclave                                                              500.00
            1 Dextrometer                                                                          25.00
            1 Empire Syringe, 2 oz.                                                                10.00
            1 Small Enamel Basin                                                                    5.00
            1 Wall Mirror w/soap and towel dispenser                                               15.00
            1 Wizard Citation Refrigerator                                                         75.00
            1 Hemoglobinometer                                                                     50.00
            3 Autolet II                                                                           30.00
            2 Applicator Jars                                                                      10.00
            1 Physicians Office Scale                                                              50.00
                                                                                        -----------------

            LAB ROOM TOTAL                                                                     $1,420.00


                                  PAGE 31 of 64





                                             ROOM 2                                          TOTAL VALUE
            -------------------------------------------------------------------------   -----------------

            1 Metal Exam table w/stirrups                                                        $150.00
            1 Desk                                                                                 50.00
            2 Chairs                                                                               50.00
            1 Metal Folding Table                                                                  30.00
            1 Gooseneck Lamp                                                                       15.00
            1 6 Place Outlet                                                                        5.00
            1 Hyfrecator                                                                           75.00
            1 Percussion Hammer                                                                     2.00
            1 Tycos BP Unit                                                                        40.00
            3 Large Glass Labeled Appl. Jars                                                       15.00
            1 Stainless Instrument Tray                                                             8.00
            1 Enamel Emesis Basin                                                                   3.00
            1 Glass Thermometer Holder                                                              2.00
            1 Single Head Stethoscope                                                               5.00
            1 Towel Clamp                                                                          10.00
            1 Straight Probe                                                                        5.00
            1 Str. Utility Forcep 9-1/2"                                                            5.00
            1 Enamel Forcep Jar                                                                     5.00
            1 Small Glass Applicator Jar                                                            3.00
            1 Medium Stitch Scissors                                                                5.00
            1 Str. Or Scissors                                                                      5.00
            6 Adson Forceps w/teeth                                                                24.00
            1 Plastic Garbage Can                                                                   3.00
            1 Exam Stool                                                                           25.00
                                                                                        -----------------

            ROOM 2 TOTAL                                                                         $540.00

                                   BATH BETWEEN ROOMS 1 AND 2

            1 Plastic Garbage Can                                                                  $3.00
            1 Small Table                                                                          15.00
            1 Wall Mirror                                                                          10.00
                                                                                        -----------------

            BATH TOTAL                                                                            $28.00


                                  PAGE 32 of 64





                                             ROOM 3                                          TOTAL VALUE
            -------------------------------------------------------------------------   -----------------

            1 HME Magnatherm Machine                                                             $500.00
            1 Desk                                                                                 50.00
            3 Chairs                                                                               65.00
            1 Small Foot Stool                                                                     10.00
            1 Wooden Exam Table                                                                   100.00
            1 Wall Mirror                                                                          10.00
            1 Glass Applicator Jar w/lid                                                            5.00
            1 Glass Thermometer Jar                                                                 2.00
            1 Plastic Applicator Jar                                                                2.00
            1 Laryngeal Mirror w/handle                                                             5.00
            1 Wall Mirror w/soap and towel dispenser                                               15.00
            1 Tyco BP Unit                                                                         40.00
            1 Single Head Stethoscope                                                               5.00
            1 Burdick EK5A EKG Unit                                                               400.00
            1 Enamel Instrument Tray                                                               20.00
            1 Manual Resuscitator w/02 Tubing & Connector                                          50.00
            1 Box Large Acupuncture Needles                                                        50.00
            1 Box Small Acupuncture Needles                                                        50.00
            1 Small Percussion Hammer                                                               2.00
                                                                                        -----------------

            ROOM 3 TOTAL                                                                       $1,381.00

                                             ROOM 4

            1 Desk                                                                                $50.00
            2 Chairs                                                                               45.00
            1 Wooden Exam Table                                                                   100.00
            1 Small Garbage Can                                                                    10.00
            1 Detecto Baby Scales                                                                  50.00
            1 Small Wooden Table                                                                   30.00
            1 Ped. Tycos BP Unit                                                                   40.00
            1 Dual Head Ped. Stethoscope                                                            5.00
            1 Wall Mirror w/soap and towel dispenser                                               15.00
            1 Wooden Toy/Book Shelf                                                                25.00
                                                                                        -----------------

            ROOM 4 TOTAL                                                                         $370.00

            TOTAL VALUATION                                                                    $5,094.00
                                                                                        =================

                                   SCHEDULE 2

                             LIST OF PATIENT RECORDS


The listing of patient records can be found in the corporate office of UCI Medical Affiliates, Inc.

                                    EXHIBIT E

STATE OF SOUTH CAROLINA    )        LEASE AND OPTION
                           )        AGREEMENT AND
COUNTY OF AIKEN            )        RIGHT OF FIRST REFUSAL


         THIS LEASE AND OPTION AGREEMENT AND RIGHT OF FIRST REFUSAL (the "Lease") is made on September 30, 1996 to be effective as of this 1st day of October, 1996, by and between HENRY A. LANGSTON, JR., M.D., a South Carolina resident (the "Landlord"), and UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., a South Carolina corporation (the "Tenant").

         This Lease is executed and delivered in connection with that certain Asset Purchase Agreement by and among Landlord, Tenant, UCI Medical Affiliates, Inc., Doctor's Care, P.A., and H. A. Langston, Jr., M.D., P.A. dated effective as of October 1, 1996 (the "Purchase Agreement") related to the purchase of certain assets of Landlord by Tenant.

         In consideration of these premises and the mutual promises below, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged by the parties hereto, Landlord and Tenant agree as follows:

1. Leased Premises. Landlord hereby leases, demises, and lets, to Tenant, and Tenant hereby leases from Landlord, that certain premises and all improvements thereon located at 209 Abbeville Avenue, N.W., Aiken, South Carolina 29801, all as more fully described on Schedule 1 attached hereto (collectively the "Premises"), upon the terms, covenants, and conditions hereinafter contained.

2. Term. The term of this Lease shall be five (5) years commencing on October 1, 1996, and terminating on September 30, 2001.

3. Rent. Subject to Section 20 herein, the Tenant shall pay to the Landlord an annual rental of Eighteen Thousand and No/100 ($18,000.00) Dollars, in monthly installments of One Thousand Five Hundred and No/100 ($1,500.00) Dollars, on the first (1st) day of each month, payable in advance during the term of this Lease in lawful money of the United States, addressed to Landlord at Landlord's address set forth in Section 43 herein.

4. Utilities. Tenant shall pay throughout the term of this Lease, all charges for air conditioning, heat, water, sewer, garbage collection, security, gas, electricity, light, telephone, or any other communication or utility service used in or rendered or supplied to the Premises through the term of this Lease. Such items shall be prorated for periods outstanding at the commencement or the termination of this Lease. Tenant shall make such payments directly to the intended recipient thereof. Upon receipt of the actual bill for such period, the party receiving such bill shall promptly forward same to the other party and Landlord and Tenant shall then make such adjustment and payment as shall be required to make such proration accurate.

5. Real Estate Taxes. Landlord shall promptly pay all taxes and assessments of every kind or nature which are now or may hereafter be imposed or assessed upon the Premises by federal, state, or local government authority. Tenant shall be entitled, but shall have no obligation, to pay any taxes or assessments not promptly paid by Landlord as required above, in which case Tenant may elect that the amount of such payment be either (i) deducted by Tenant from the rent hereunder after notice of such payment is given by Tenant to Landlord, or (ii) reimbursed to Tenant by Landlord within ten
     (10) days after notice of such payment is given by Tenant to Landlord.

6. Insurance on Building. Landlord shall at all times during the term of this Lease maintain and shall pay all premiums for the fire and hazard insurance on the building constituting a portion of the Premises for not less than the replacement cost thereof.

7. Other Insurance Coverage. Tenant shall at all times maintain the following insurance coverage respecting the Premises and its business operations thereon: public liability insurance for personal injury and property damage; workers' compensation insurance required by South Carolina law; hazard insurance on all contents and property of Tenant at the Premises and all property of other persons temporarily stored at the Premises; and such other insurance coverages required by this Lease or as are customarily carried on businesses such as that to be conducted by Tenant at the Premises.

8. Condition of Premises. Landlord shall, at his own expense, keep the Premises in good repair and shall make all necessary repairs and replacements to the Premises. Such repairs and replacements shall be made within a reasonable time after written notice from Tenant. On default of Landlord in making such repairs or replacements, or in the even such repairs have not been commenced within thirty (30) days after written notice to Landlord from Tenant, Tenant may, but shall not be required to, make such repairs and replacements for Tenant's account, in which case Tenant may elect that the amount of such repair be either (i) deducted by Tenant from the rent hereunder after notice of such repair is given by Tenant to Landlord, or (ii) reimbursed to Tenant by Landlord within ten
     (10) days after notice of such repair is given by Tenant to Landlord.

9. Hazardous Substance Remediation. Notwithstanding anything contained herein to the contrary, Tenant shall not be required to remediate, purge or remove, or bear the cost of such remediation, purge or removal of, any hazardous substance which contaminated the Premises prior to the commencement of the term of this Lease or which existed at the commencement of the term of this Lease and worsened through no fault of Tenant thereafter. In addition, Tenant shall not be obligated to take actions to prevent such worsening of contamination which existed at the commencement of this Lease. Landlord shall indemnify Tenant and hold Tenant and its officers and agents harmless from any and all liability, claim, injury, damage, penalty, or cost, (including reasonable attorney's fees) arising out of third party claims or assertions resulting from any hazardous substances existing on the Premises as of the effective date of this Lease.

10. Americans With Disabilities Act. Notwithstanding any term or provision to the contrary contained herein, the Landlord, at Landlord's sole cost and expense, shall ensure that the Premise and improvements thereon shall be in material compliance with the Americans With Disabilities Act, as the same is amended from time to time (the "Act"). Tenant shall not be required to make any alterations or additions to the Premises (both structural and non-structural) that may be necessary from time to time to keep or bring the Premises in material compliance with the Act.

11. Alterations. Tenant shall not make, or suffer to be made, any alterations of the Premises, or any part thereof, without the written consent of Landlord, which consent shall not be unreasonably withheld.

12. Entry by Landlord. Landlord shall have the right to enter the Premises at reasonable times, for the purpose of inspection, posting notices or supervising any necessary repairs and maintenance required hereto to be performed by Landlord, upon reasonable written notice to Tenant.

13. Signs and Parking. Tenant shall have the exclusive right to use the parking area which is part of the Premises. Tenant, at its discretion, may erect such signs as it deems necessary or appropriate, so long as the same comply with applicable laws and zoning restrictions.

14. Assignment and Subletting. Tenant shall have the right to make subleases of all or any portion of the Premises and any permitted sublessee may use the same for any lawful purpose permitted by this Lease, so long as Tenant shall agree in writing to remain liable hereunder as though no subleases had been made, unless Landlord acknowledges in writing that Tenant shall not remain liable hereunder.

     Landlord may assign this Lease and all rights hereunder provided Tenant's use and enjoyment of the Premises during the term of this Lease is not disturbed.

15. Default of Tenant. The occurrence of any of the following events shall constitute a breach of this Lease:

         A. The failure of Tenant to pay rent or to make any other payment of money as herein required when due for a period of ten (10) days after delivery by Landlord of a written notice to Tenant of any such failure.

         B. The expiration of a period of sixty (60) days following (I) the adjudication of Tenant as a bankrupt by any court of competent jurisdiction, (II) the entry of an order approving a petition filed by one other than Tenant, seeking reorganization of Tenant under the National Bankruptcy Act or any other applicable law of the United States or of any State, or (III) the appointment of a trustee or receiver of all or substantially all of the business of property of Tenant, or (IV) the levy of any attachments, execution or garnishment upon the interest of Tenant hereunder, or upon the leasehold estate hereby created, unless during such period such adjudication, order or appointment of a receiver or trustee, attachment, execution or garnishment shall be vacated or unless within such period Tenant shall have taken proper action to vacate such adjudication, order or appointment of a receiver or trustee, attachment, execution or garnishment, and in such event such occurrence shall not constitute a breach of this Lease until final adjudication of the matter.

         C. The filing by Tenant of a voluntary petition in bankruptcy or the making of an assignment for the benefit of creditors; the consenting by Tenant to the appointment of a receiver or trustee of all or any part of its property, the filing by Tenant of a petition or answer seeking reorganization under the National Bankruptcy Act or any other applicable law, or the filing by Tenant of a petition to take advantage of any insolvency act.

         D. The failure of Tenant to correct any default hereunder, other than those specified in subdivisions (A), (B), and (C) of this Section 15 within thirty (30) days after delivery by Landlord to Tenant of a written notice of such default, or if the default is of such a nature that it cannot be corrected within thirty (30) days, then the failure of Tenant within such period to commence and thereafter proceed diligently to cure such default.

              If any of the above-mentioned events of default shall occur, the Landlord at its option may re-enter and take possession of the Premises, and at its option terminate this Lease and accelerate all payments due or coming due hereunder.

16. Default of Landlord. If at any time during the term hereof Landlord shall default in any of its obligations under this Lease and/or the Purchase Agreement, Tenant may give written notice to Landlord of its intention to terminate the Lease together with a statement of the nature of such default, and such termination shall become effective on the thirtieth
     (30th) day after the date of such notice unless (a) such default shall be cured within thirty (30) days after such notice, or (b) if the default is of such a nature that it cannot be cured within such period, the necessary steps to cure such default are duly commenced within such period and are thereafter diligently pursued.

17. Holding Over. In case Tenant holds over after the end of any term herein provided, such tenancy shall be from month to month only, and not a renewal hereof; subject, however, to every other term, covenant and condition of this Lease, and the rent shall be at the monthly rate of the last year of the lease term.

18. Damage or Destruction. In case the Premises are so injured or damaged by fire or other cause as to be untenantable, Landlord shall have the right, at its option, within thirty (30) days, to repair and restore the Premises to tenantable conditions, and the rent shall abate during the period said Premises are untenantable. Should said Premises not be restored within thirty (30) days from the date of the fire or other cause rendering them untenantable, either party thereto may terminate this Lease by giving the other party written notice of its intention to do so not later than ninety (90) days after the fire or other cause rendering the Premises untenantable.

19. Condemnation. If any portion of the Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose so as to render the remaining portion of the Premises unsuited for Tenant's reasonable uses, even though the entire Premises be not so taken or condemned, then Tenant, at any time thereafter, shall have the right to terminate this Lease. Upon the termination of this Lease as herein provided, Tenant shall be entitled to a refund of all rents paid in advance from the date of termination to the date through which the rent shall have been paid. Tenant hereby waives any and all rights to participate in the proceeds of any award made in any condemnation proceedings for the taking of the Premises, or any portion thereof, except the right to participate in Tenant's equitable portion of any proceeds for the loss of Tenant's business at such location, if any.

20. Quiet Enjoyment. Landlord agrees and warrants that Tenant, keeping and performing the covenants herein contained on the part of Tenant to be kept and performed, shall at all times during the term of this Lease peaceably and quietly have, hold and enjoy the Premises.

21. Removal of Trade Fixtures / Related Leases. Upon the termination of the Lease, all trade fixtures, furniture, equipment and other personal property which Tenant placed upon the Premises may be removed by Tenant, provided Tenant shall otherwise leave the Premises in reasonable condition.

22. Set Off. Anything contained in this Lease to the contrary notwithstanding, Tenant shall have the right of set off and recoupment against amounts coming due hereunder in the event that Landlord or Langston breaches that certain Purchase Agreement or any document ancillary thereto. In the event Tenant elects to exercise the right of set off and recoupment set forth herein, upon notice to Landlord the rental hereunder shall be deemed reduced by the amount of any set off or recoupment to which the Tenant is entitled. Landlord's right to lawfully contest such set off or recoupment in any action to collect rental hereunder shall not be impaired by Tenant's exercise of such set off or recoupment rights. The inclusion of this special set off or recoupment provision shall not affect the availability, if any, of rights of set off or recoupment arising at law or in equity.

23. Subject to Purchase Agreement. This Lease is made, executed and delivered pursuant to the Purchase Agreement, and is subject to all the terms, provisions, and conditions thereof, including (without limitation) the indemnification therein. To the extent of any conflict between the terms hereof and thereof, the terms of the Purchase Agreement shall be controlling.

24. Representations and Warranties of Landlord. Landlord hereby warrants, represents, and covenants as follows:

         A. Organization and Good Standing. Landlord has taken all action necessary to approve and authorized the execution of this Lease, and to consummate the transactions contemplated hereby. When executed and delivered, this Lease shall constitute valid and binding obligations of Landlord, enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankrupt, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Lease nor the consummation of the transactions contemplated hereby, nor compliance with all of the terms and conditions hereof, will result in the breach by Tenant of any of the terms, conditions or provisions of any trust, order, judgment, law, or other contract, agreement or instrument to which it is a party, or by which it is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law, or other contract, agreement or instrument.

         B. Title to Premises. Upon execution and delivery of this Lease, Landlord will have good, marketable and insurable title to the Premises, and will not be indebted to any contractor, laborer, mechanic, material man or any other person or entity for work, labor, materials or services in connection with the Premises for which any such person or entity could claim a lien against the Premises.

         C. Consents. No consent of any third party is required in connection with Landlord's lease of the Premises hereunder.

         D. Litigation. There are no judicial or administrative actions or proceedings pending, or to the best of Landlord's knowledge threatened, that question the validity of this Lease or any transaction contemplated hereby or that relate to the Premises, including but not limited to condemnation or bankruptcy proceedings, which if adversely determined would have an adverse effect upon Landlord's ability to enter into this Lease or perform its obligations hereunder or upon the use, enjoyment, or value of the Premises for Tenant.

         E. Zoning. To the best of Landlord's knowledge, the Premises is currently zoned for commercial operations and is in compliance with applicable zoning laws and ordinances; and Landlord does not know that the status of such zoning is in question or subject to change by the appropriate governmental authorities.

         F. Environmental. To the best of Landlord's knowledge, the Premises is not now used and have never been used for the underground storage of petroleum products, or as a garbage or refuse dump site, a landfill, a waste disposal facility for the storage, processing, treatment or temporary or permanent disposal of regulated waste materials, including without limitation solid, industrial, toxic, hazardous, radioactive, nuclear or putrescible waste or sewage, and, to the best of Landlord's knowledge, is in substantial compliance with applicable environmental laws.

25. Representations and Warranties of Tenant. Tenant hereby represents, warrants, and covenants as follows:

         A. Organization and Good Standing. Tenant is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated. Tenant has taken all corporate action necessary to approve and authorized the execution of this Lease, and to consummate the transactions contemplated hereby. When executed and delivered, this Lease shall constitute valid and binding obligations of Tenant, enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankrupt, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Lease nor the consummation of the transactions contemplated hereby, nor compliance with all of the terms and conditions hereof, will result in the breach by Tenant of any of the terms, conditions or provisions of any trust, order, judgment, law, or other contract, agreement or instrument to which it is a party, or by which it is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law, or other contract, agreement or instrument.

         B. Consents. No consent of any third party is required in connection with the lease of the Premises hereunder.

         C. Litigation. There are no judicial or administrative actions or proceedings pending, or to the best of Tenant's knowledge threatened, that question the validity of this Lease or any transaction contemplated hereby.

26. Right of First Refusal. Landlord grants Tenant the right, at Tenant's option, to purchase the Premises at the same price and upon the same terms and conditions of any bona fide offer for the purchase thereof which Landlord shall at any time during the term of this Lease be ready and willing to accept. Landlord shall give Tenant written notice of all of the terms and conditions of any such bona fide offer and Tenant shall have twenty (20) days from and after the receipt of such notice in which to exercise its option to purchase the Premises by giving written notice to Landlord. Such exercise of said option to purchase the Premises shall create a binding agreement between Landlord and Tenant for the sale and purchase of the Premises upon the same terms and conditions contained in the bona fide offer. The right granted to Tenant in this Section 26 shall be continuing until the lawful termination of this Lease, and Tenant's failure to exercise such right with respect to any bona fide offer shall not affect its rights as to any subsequent offers received by Landlord or Landlord's heirs, successors, assigns, or legal representatives. In the event Tenant should fail to exercise its right to first refusal option in any instance, Landlord shall then be free to sell the Premises in accordance with the offer of the prospective purchaser (or to any other purchasers upon substantially the same terms) and to convey the Premises to such purchaser, subject to the terms and conditions of this Lease; provided, however, that such sale must be consummated within ninety (90) days after receipt by Tenant of written notice of the terms and conditions of the offer. Tenant's rights under this Section may be assigned to any person or entity controlling, controlled by, or under common control with, Tenant. Tenant's failure to exercise its rights under this Section shall not terminate this Lease nor extinguish Tenant's rights or obligations under this Lease.

27. Option. During the term of this Lease, Landlord hereby grants to Tenant the exclusive and irrevocable option (the "Option") to purchase the Premises from Landlord subject to the following terms:

         A. Price. On the exercise of the Option hereby granted, Tenant agrees to pay to Landlord the purchase price in the amount equal to the fair market value of the Premises as determined by a MAI certified real estate appraiser selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld.

         B. Exercise of Option. During the term of this Lease, the Option hereby granted may be exercised by notice delivered to Landlord as required by this Lease. Tenant shall have the right, without liability to Landlord, to withdraw any prior exercise of this Option upon written notice to Landlord at any time before the closing as set forth in Section 27(E) below.

         D. Title. Upon the exercise by Tenant of this Option to purchase the Premises, Landlord agrees to convey good, marketable, and insurable title to the Premises free and clear of all liens and encumbrances.

         E. Closing. The sale contemplated by the Option will be consummated at a closing to be held on the date specified by Tenant by notice to Landlord at the offices of Nexsen Pruet Jacobs & Pollard, LLP, Columbia, South Carolina, with the exact time of closing to be designated by Tenant and approved by Landlord; provided however, the date of closing shall be within forty-five (45) days after the effective date of Tenant's notice to Landlord's of Tenant's exercise of this Option

         F. Landlord's Instruments. At closing, Landlord will deliver or cause to be delivered to Tenant a general warranty deed covering the Premises, and such additional documents as might be reasonably requested by Tenant to consummate the purchase.

         G. Tenant's Instruments. At closing, Tenant will deliver to Landlord immediately available U.S. funds in the amount of the purchase price of the Premises set forth in this Option and such additional documents as might be reasonably requested by Landlord to consummate the sale.

         H. Closing Costs. Landlord will pay the cost of documentary stamps to be affixed to the deed. Tenant will pay the following closing costs: all abstracting costs and the costs of recording the deed. Any state withholding taxes shall be deducted from the closing proceeds to the extent required by law.

         I. Specific Performance. The Parties shall be entitled to seek and obtain specific performance of this Option or such other relief in equity or at law as may be available.

         J. Assignment By Tenant. The Option and the rights thereunder may be assigned by Tenant upon notice to Landlord.

28. Binding Effect. This Lease shall inure to the benefit of the heirs, successors, representatives, and permitted assigns of the parties hereto, and shall bind the heirs, successors, representatives, and assigns of the parties hereto.

29. References to Gender and Number Terms. Whenever the context requires, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

30. Days Defined. Any reference in this Lease to a number of days shall mean calendar days unless otherwise expressly provided.

31. Attorney's Fees. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the covenants, terms or conditions of this Lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party as part of the prevailing party's cost a reasonable attorney's fee, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

32. Headings. The headings of the paragraphs of this Lease are for convenience or reference only and are not a part of this Lease.

33. Modifications. This Lease can only be modified by a written agreement duly signed by authorized representatives of each party hereto. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Lease; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

34. Waiver. Any waiver by either party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Lease.

35. Relationship of the Parties. Nothing herein shall be deemed to create any partnership, joint venture, or agency relationship between the parties. Neither party shall make any representation or statement (whether oral or written) to any person or entity inconsistent with this paragraph.

36. Third Parties. The provisions of this Lease are not intended to be for the benefit of any third parties, and no third party shall be deemed to have any privity of contract with either of the parties hereto by virtue of this Lease.

37. Time of Essence. The parties acknowledge and agree that time is of the essence in the performance of this Lease.

38. Severability. If any provision or provisions of this Lease shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

39. Governing Law. The construction and interpretation of this Lease shall at all times and in all respects be governed by the laws of the State of South Carolina.

40. Venue and Jurisdiction. The parties hereto hereby (i) agrees that any litigation, action or proceeding arising out of or relating to this Lease may be instituted in a state or federal court in the County of Aiken, State of South Carolina, (ii) waives any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Lease, the parties hereto irrevocably consents to personal jurisdiction of such courts, and further agrees that service of process upon such party may be effected pursuant to the United States mail.

41. Entire Lease. This Lease constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous written or oral agreements and representations between the parties with respect thereto.

42. Recordation. This Lease or a memorandum hereof may be recorded by either party. The parties agree to execute for recording purposes any such memorandum.

43. Notices. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following:
     (i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) three (3) business days after being duly deposited in the United States mail, certified or registered, return receipt requested, and addressed as follows:

           Landlord:         H.A. Langston, Jr., M.D.
                             355 West Road
                             Box 10
                             Montmorenci, SC  29839

           Tenant:           UCI Medical Affiliates of South Carolina, Inc.
                             1901 Main Street, Suite 1200
                             Columbia, SC 29201
                             Attn.:  Stephen Seeling, Esquire

The parties hereto may change their respective addresses by notice in writing given to the other party to this Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease on September 30, 1996, to be effective as of October 1, 1996.

IN THE PRESENCE OF:                   LANDLORD:

/s/ Julian B. Salley, Jr.             /s/ H.A. Langston, Jr.
(Witness as to Landlord)              HENRY A. LANGSTON, JR.

/s/ Mary Ann Langston
(Witness as to Landlord)


                                      TENANT

                                      UCI MEDICAL AFFILIATES OF SOUTH
                                      CAROLINA, INC.

/s/ Julian B. Salley, Jr.             By:  /s/ Stephen S. Seeling
(Witness as to Tenant)                Its:  Chief Operating Officer and Counsel

/s/ Mary Ann Langston
(Witness as to Tenant)

STATE OF SOUTH CAROLINA    )
                           )                    PROBATE
COUNTY OF RICHLAND         )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named UCI Medical Affiliates of South Carolina, Inc., by LEFT BLANK , its LEFT BLANK , sign, seal, and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.


                                                         /s/ Mary Ann Langston
                                                         WITNESS
SWORN TO before me this
30th day of September, 1996.


/s/ Julian B. Salley, Jr.         (L.S.)
Notary Public for South Carolina
My Commission Expires: November 14, 1999


STATE OF SOUTH CAROLINA    )
                           )                    PROBATE
COUNTY OF RICHLAND         )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named Henry A. Langston, Jr., M.D., sign, seal, and as his act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.



                                                         /s/ Mary Ann Langston
                                                         WITNESS
SWORN TO before me this 30th day of September, 1996.


/s/ Julian B. Salley, Jr.             (L.S.)
Notary Public for South Carolina
My Commission Expires: November 14, 1999

                                   SCHEDULE 1

                        Legal Description of the Premises


         All that certain piece, parcel or lot of land, with improvements thereon, situate, lying and being in the City and County of Aiken, State of South Carolina, bounded and measuring as follows: On the NORTH by Abbeville Avenue, and measuring thereon 140 feet; EAST by Newberry Street, and measuring thereon, 140 feet; SOUTH by land, now or formerly, of Ernest Burkhalter, and measuring thereon, 140 feet; and WEST by lot, now or formerly of Estate of E. Holbrook Wyman, deceased, and measuring thereon, 140 feet. Being the same premises conveyed unto Neal R. Donovan and Marie L. Donovan by deed of R. D. Crawford and Marilyn T. Crawford dated June 2, 1964, and recorded in Title Book 273, at page 79, records of Aiken County.

                                    EXHIBIT F

STATE OF SOUTH CAROLINA    )
                           )                    EMPLOYMENT AGREEMENT
COUNTY OF AIKEN            )


         THIS AGREEMENT made and entered into effective as of this 1st day of October, 1996, between Doctor's Care, P. A. (hereinafter "Employer"), a South Carolina professional association with its principal office in Columbia, South Carolina, and Henry A. Langston, Jr., M.D. (hereinafter "Employee").

         WHEREAS, as of the date hereof, H.A. Langston, Jr., M.D., P.A., a South Carolina professional corporation ("Seller"), sold substantially all Seller's assets to UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation ("UCI of SC"), pursuant to that certain Asset Purchase Agreement by and among UCI of SC, Employer, Employee, and UCI Medical Affiliates, Inc., a Delaware corporation (the "Purchase Agreement").

         WHEREAS, Employee is the sole shareholder, officer and director of Seller.

         WHEREAS, UCI of SC has contracted with Employer to provide health care services at medical facilities that are owned or leased by UCI of SC.

         WHEREAS, Employer desires to employ the Employee to render medical services for it on a part-time basis.

         WHEREAS, Employee is a licensed physician in South Carolina and desires and is willing to become an employee of Employer, in accordance with the following terms, conditions, and provisions:

         NOW, THEREFORE, for and in consideration of the promises herein and other valuable consideration, it is agreed that:

1. Employment Term. Subject to the provisions for termination as hereinafter provided, the term of Employee's employment hereunder shall be one (1) year beginning on the date hereof. After the initial one (1) year term, Employee's employment hereunder may only be renewed upon the written consent of both parties hereto.

2.    Duties.

         A. Employee shall devote his professional skill and attention to the performance of services for Employer. These duties shall include providing medical services on behalf of Employer. The location of Employee's primary worksite shall be 209 Abbeville Avenue, N.W., Aiken, South Carolina. Employee's work schedule, as determined by Employer, shall average not less than twelve (12) hours per week, nor more than thirty-two (32) hours per week, during the term of this Agreement; provided however, Employee shall be scheduled to work only during the hours of 2:00 p.m. and 5:00 p.m. on Mondays, Tuesdays, Thursdays, or Fridays. Employee shall be provided with two (2) weeks of unpaid vacation time calendar year, as well as unpaid time off to attend Continuing Medical Education programs to continue Employee's certification in AAFP. Such vacation days and Continuing Medical Education days are to be take at such times or times as Employee may reasonably request, subject to Employer's convenience and prior approval, which approval shall not be unreasonably withheld. Vacation time shall not cumulate year to year.

         B. Employee will actively and industriously pursue his profession in Employer's interest, will faithfully adhere to the principles and ethics of the profession, and will carefully avoid any and all personal acts, habits and usages which might injure in any way, directly or indirectly,

              Employer's professional reputation or that of any other employee of Employer, or which might otherwise be detrimental to any interest of Employer.

         C. Employee hereby agrees that all fees received or collected as a result of the services rendered by Employee hereunder, together with all other emoluments, e.g., witness fees, report fees, speaker fees, etc., shall be the property of Employer. Accordingly, Employee acknowledges that Employee's employment does not confer upon Employee any ownership interest in or professional claim upon any fees charged by Employer for Employee's services, whether said fees are collected during Employee's employment or after termination thereof.

3. Compensation. For all services rendered by Employee under this Agreement, Employer shall pay the Employee the sum of fifty ($50.00) dollars per hour payable in bi-weekly installments, unless otherwise requested by Employee and approved by Employer. The above is intended to be the total compensation paid to Employee for services rendered hereunder.

4. Facilities. Employer shall provide and pay for office space and facilities, furniture, fixtures, equipment, supplies, employees and assistants necessary and appropriate for the proper performance of the duties of Employee. Employee shall provide Employee's malpractice insurance at Employee's sole cost and expense. Evidence of such insurance shall be provided to Employer from time to time upon the request of Employer.

5. Patients and Records. Employer and Employee agree that all patient lists, records, and charts for patients treated by Employee hereunder are the property of Employer, and that upon termination of Employee's employment hereunder, Employee shall not be entitled to receive any patient lists, records, or charts whether or not the Employee shall have seen or attended any patient with which such terms are covered; provided however, that record keeping for patients treated by Employee shall be the sole responsibility of Employee, and Employee shall complete all such charts and records for such patients in accordance with professional standards.

6. Policy Decisions. It is understood that Employer shall have the sole and exclusive right of management over the Employer's practice, including without limitation, the determination of the professional standards to be observed, the determination of the fees to be charged, and the determination of the office hours to be maintained; provided however, at no time shall such professional standards be lower than those maintained by the medical profession at large.

7. Conditions of Termination. Employee understands and agrees that cause for termination of employment hereunder includes, but is not limited to the following:

         A. At any time by mutual agreement in writing between Employer and Employee.

         B. Upon the occurrence of any of the following, Employer in its sole discretion may elect to terminate Employee's employment hereunder:
              (i) at the loss or the suspension of the right to conduct the practice of medicine by Employee, or the loss, or suspension of any right or privilege necessary or incident thereto, or (ii) the loss, suspension, or limitation of Employee's controlled substance license, or (iii) if Employee performs any negligent or intentional act which directly or indirectly damages the reputation or property of Employer.

         C.    At the death of Employee.

         D. At the option of the Employer, upon failure of Employee to provide the agreed duties hereunder or willful violation by Employee of any of the terms of this Agreement.

         E. Upon a party hereto failing to perform and cure any covenant or condition hereunder within thirty (30) days after written notice and demand, the non-defaulting party may terminate Employee's employment hereunder.

         F. Upon the bankruptcy, insolvency or assignment for the benefit of the creditors of Employer, or any other type of voluntary or involuntary creditors proceeding involving the property of Employer, Employee may elect to terminate Employee's employment hereunder.

         G. Upon Employee's failure to satisfactorily comply with accepted standards of medical practice and professional conduct, Employer, in its sole discretion, may elect to terminate Employee's employment hereunder.

         H. If Employee engages in the abuse of drugs, intoxicants or other mood-altering substances or if Employee treats or attempts to treat a patient while under the influence of drugs, intoxicants or other mood-altering substances, Employer, in its sole discretion, may elect to terminate Employee's employment hereunder.

         I. Upon thirty days notice, Employer, in its sole discretion, may elect to terminate Employee's employment hereunder if Employee does not satisfy the credentialing requirements of the managed care and other plans with which Employer participates.

         J. Upon breach of the Purchase Agreement, the non-breaching party may terminate Employee's employment hereunder.

8. Non-Disclosure of Information. Employee shall not, at any time after the date hereof, directly or indirectly, divulge or disclose for any purpose whatsoever any confidential information that has been developed or obtained by, or disclosed to, Employee by Employer at any time or after the date hereof (exclusive of such information as is in the public domain). Employee acknowledges that such confidential information is of a special and unique nature and value relating to matters of Employer's business, including, without limitation, Employer's patents, copyrights, proprietary information, trade secrets, trademarks, systems, procedures, manuals, confidential reports, records, operational expertise, locations and lists of clients and patients and potential clients and patients, pricing information and lists, marketing materials and methods, the nature and type of services rendered by Employer, the methods used and preferred by Employer's clients and patients, and the fees paid by them (all of which are deemed for all purposes to be confidential, proprietary, and trade secrets of Employer). Any confidential information in Employee's possession shall be returned to Employer upon any termination or expiration of Employee's employment hereunder.

9.    Covenants Against Competition.

         A.    Representations.

                 a) The parties hereto acknowledge that Employee has conducted the business of Seller for a substantial number of years. Thereby, Employee has made use of, acquired, and added to confidential and proprietary information and trade secrets of the Seller's medical practice, all of which are portions of the Assets of Employee (which Assets are being sold to UCI of SC pursuant to the Purchase Agreement). Employee also has developed unique relationships with customers, patients, suppliers, and employees of Seller's medical practice and unique information and knowledge about the competitive market, locations, potential patients and customers, processes and prospects of Employee's business. UCI of SC and/or Employer intends to operate the Assets acquired from Employee for UCI of SC and Doctor's Care's business similar to Seller medical practice. The value of UCI of SC's acquisition would be diminished in the event that Employee were to compete with UCI of SC and/or Employer, to assist another person or entity to compete with UCI of SC and/or Doctor's care, or to wrongfully divulge any confidential information.

                  b) UCI of SC and Employer have required, as a condition precedent to its purchase of such Assets pursuant to the Purchase Agreement, that Employee covenant not to divulge any confidential information and not to compete with UCI of SC and/or Doctor's Care as set forth herein. Employee has agreed to provide such covenants as set forth herein as a material inducement to UCI of SC and Employer to enter into and close the Purchase Agreement and in consideration of the payments to be made thereunder and hereunder. Employee's covenants contained herein are ancillary to the Purchase Agreement. Employee acknowledges that he will benefit from the Purchase Agreement.

         B. Patients. During the term of Employee's employment hereunder, and for a period of three (3) years after the termination of Employee's employment hereunder for any reason, Employee shall not, directly or through an Affiliate (as defined below), (i) provide medical care or services (or assist another person or entity to provide medical care or services to) to any Patient (as hereinafter defined), or (ii) solicit or divert (or assist another person or entity to solicit or divert) any Patient (as hereinafter defined) from purchasing or using any of UCI of SC's and/or Employer's services. For purposes of this Section, the term "Patient" shall mean any patient, client or customer of Employer and shall include (without limitation) every such person or employer to which the Employee has provided medical services prior to the date hereof. Notwithstanding the foregoing, Employee shall not be deemed to be in violation of any covenant contained herein as a result of Employee's: (i) providing urgent or emergency medical services within the emergency room of any medical facility licensed as a hospital in the State of South Carolina, or (ii) providing emergency care to any Patient in a potentially life-threatening situation, or (iii) providing medical services directly or indirectly on behalf of Employer, or (iv) providing medical services to inmates of behalf of the South Carolina Department of Corrections.

         C. Employees. In addition to (but not in limitation of) the restrictions of Sections 9(B), during the term of Employee's employment hereunder, and for a period of three (3) years after the termination of Employee's employment hereunder for any reason, Employee shall not, directly or through an Affiliate (as defined below) solicit or in any manner attempt to solicit or induce any person employed by, or an agent of, UCI of SC or Employer to terminate such person's association or contract of employment or agency, as the case may be, with UCI of SC and/or Employer.

         D. Non-Compete. During Employee's employment hereunder, and for a period of three (3) years after the termination of Employee's employment with Employer for any reason, Employee shall not within the geographic area specified below engage in any business or perform any services, directly or indirectly, in competition with the business of Employer or UCI of SC or have any interest, whether as a proprietor, partner, employee, stockholder (directly or beneficially), principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise that shall so engage; except that Employee shall be permitted to own for investment purposes only, directly or beneficially, up to (but not more than) 2% in the aggregate of the stock of a competing corporation which is publicly-traded on a national stock exchange or the NASDAQ National Market System, so long as Employee is not a controlling person of, or a member of a group that controls, such corporation and Employee is not otherwise affiliated in any capacity with such corporation. The restrictions of this Section 9(D) shall apply everywhere within a fifteen (10) mile radius of Employer's facility located at 209 Abbeville Road, N.W., Aiken, South Carolina.

         E. Definition of Affiliate. For purposes of this Agreement, an "Affiliate" of Employee is a Person (as defined below) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Employee. For purposes of this Agreement, a "Person" includes, in addition to such person, all of the following persons: (i) any relative or spouse of such person, or any relative of such spouse, any one of whom has the same home as such person; (ii) any trust or estate in which such person or any of the persons specified in
              Section 9(E)(i) of this Agreement collectively own ten percent (10%) or more of the total beneficial interest, or of which any of such persons serve as trustee, executor or in any other capacity; and (iii) any corporation, partnership, limited liability company or other organization in which such person or any of the persons specified in Section 9(E)(i) of this Agreement are the beneficial owners collectively of ten percent (10%) of any class of equity securities, of the equity interest, or of the partnership interest.

10.   Reasonableness, Enforceability and Remedies.

         A. Employee has carefully read and considered the provisions of Sections 8, 9, and 10 hereof, and, having done so, agrees that the restrictions set forth in these Sections, including, but not limited to, the time period of restriction and geographic limitations set forth in Section 9, are fair and reasonable and are reasonably required for the protection of the interests of UCI of SC and Employer and their respective officers, directors, shareholders, employees, and affiliates.

         B. In the event that, notwithstanding the foregoing, any of the provisions of Sections 8, 9, or 10 or any parts thereof shall be held to be invalid or unenforceable, the remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provision of Sections 8 or 9 relating to the time period and/or geographic restrictions and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or geographic restrictions and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

         C. Employee acknowledges that the services he is to render are of a special and unusual character with a unique value to Employer and UCI of SC, the loss of which cannot adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by Employee of any of the provisions of Sections 8 or 9, Employer and/or UCI of SC, in addition to and not in limitation of, any other rights, remedies, or damages available to Employer or UCI of SC under this Agreement, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees, consulting clients, and/or any and all persons directly or indirectly acting for or with him.

         D. Employee covenants and agrees that if he shall violate any of his covenants or agreements under Sections 8 or 9, Employer and UCI of SC shall be entitled to: (i) an accounting and repayment of all profits, compensation, commissions, remuneration, or other benefits that Employee directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with, any such violation; (ii) recover actual damages incurred by Employer and UCI of SC or their respective affiliates as a result of any such violation; (iii) any injunctive relief to which Employer or UCI of SC is or may be entitled at law, in equity, or under this Agreement; and (iv) exercise its other rights respecting a breach of this Agreement as set forth herein.

         E. Set Off. In the event of any breach by Employee of this Agreement or the Purchase Agreement, in addition to the other rights or remedies to which Employer and/or UCI of SC may be entitled, UCI of SC and Employer shall be entitled, at its option, to set off and recoup the amounts to which UCI of SC and/or Employer may become entitled against the payments becoming due pursuant to the Purchase Agreement and the documents related thereto including but not limited to the Note and Lease. Employee's right to lawfully contest such set off or recoupment in any action to collect the amounts due hereunder shall not be impaired by UCI of SC or Employer's exercise of such set off or recoupment right.

         F. Employee's obligations under Sections 8, 9, and 10 shall survive any termination of employment hereunder.

11. Burden and Benefit. This Agreement shall be binding upon Employer's successors and assigns and Employee's heirs, personal and legal representatives, successors and assigns, and shall inure to the benefit of Employer's successors and permitted assigns and Employee's heirs, personal legal representatives, successors, and permitted assigns. The terms of this agreement are intended to benefit UCI of SC.

12. Modifications. This Agreement can only be modified by a written agreement duly signed by Employee and an authorized representative of Buyer. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Agreement; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

13. Waiver. Any waiver by either party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement.

14. Assignments. Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by Employee.

15. Cumulative Remedies. All rights and remedies of a party hereunder shall be cumulative and in addition to such rights and remedies as may be available to a party at law or equity.

16. Venue and Jurisdiction. The parties hereto hereby (i) agrees that any litigation, action or proceeding arising out of or relating to this Agreement may only be instituted in a state or federal court located in the County of Aiken, South Carolina, (ii) waives any objection which it might have now or hereafter to any such litigation, action, or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Agreement, the parties hereto further agrees that service of process may be effected pursuant to United States mail.

17. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous written or oral agreements and representations between the parties with respect thereto.

18. Governing Law. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina.

19. Severability. The invalidity or unenforceability or any provision of this Agreement shall not render invalid or unenforceable any other provision hereof.

20. Survival. All terms of this Agreement shall survive the Closing under the Purchase Agreement.

21. Usage. Capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms such as "hereof", "hereunder", "hereto", "herein", and words of similar import shall refer to this Agreement in its entirety and all references to "Paragraphs", "Sections", and similar cross references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

22. Enforcement. In the event litigation or other legal proceedings are commenced to enforce any rights under this Agreement, all reasonable legal expenses (including reasonable attorney's fees) and other direct costs of litigation of the prevailing party shall be paid by the non-prevailing party. All remedies specified herein are cumulative and non-exclusive, and parties shall be entitled to seek or enforce any other rights or remedies available to them at law or in equity.

23. Notices. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following:
     (i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) three (3) business days after being duly deposited in the United States certified mail, return receipt requested, and addressed as follows:

                  Employer:            Doctor's Care, P.A.
                                       1901 Main Street, Suite 1200
                                       Columbia, South Carolina 29201
                                       Attn.:  Stephen Seeling, Esquire


                  Employee:            Henry A. Langston, Jr., M.D.
                                       355 West Road
                                       Box 10
                                       Montmorenci, SC 29839

The parties hereto may change their respective addresses by notice in writing given to the other party to this Agreement.

                            [SIGNATURE PAGE ATTACHED]

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective on the date first set forth above.


                                           EMPLOYER:
IN THE PRESENCE OF:
                                           DOCTOR'S CARE, P.A.
/s/ Julian B. Salley, Jr.
Witness                                    By:  /s/ Stephen S. Seeling
                                           Its:  Secretary
/s/ Mary Ann Langston
Witness


                                           EMPLOYEE:

/s/ Julian B. Salley, Jr.
Witness                                    /s/ H.A. Langston, Jr.
                                           Henry A. Langston, Jr., M.D.
/s/ Mary Ann Langston
Witness

                                    EXHIBIT G

                            NON-COMPETITION COVENANT


         THIS NON-COMPETITION COVENANT ("Agreement"), is made and entered into to be effective as of this 1st day of October, 1996, by and between UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation ("Buyer"), and Henry A. Langston, Jr., M.D. ("Shareholder").


Preliminary Statement

         Shareholder is currently an officer and shareholder of H.A. Langston, Jr., M.D., P.A., a South Carolina professional corporation ("Seller"). Buyer owns and/or leases various medical-related facilities and equipment in South Carolina and has contracted with Doctor's Care, P.A., a South Carolina professional corporation ("Doctor's Care"), to provide health care services at such facilities.

         Seller, Buyer, Shareholder, UCI Medical Affiliates, Inc., and Doctor's Care among others have entered into that certain Asset Purchase Agreement, dated effective as of October 1, 1996 (the "Purchase Agreement") respecting the sale by Seller to Buyer of substantially all of the assets of Seller (the "Assets"), which assets are utilized in Seller's business of a medical practice located at 209 Abbeville Avenue, N.W., Aiken, South Carolina 29801 (the "Business"). Also, pursuant to the Purchase Agreement, Seller shall lease certain real estate and improvements located at 209 Abbeville Avenue, N.W., Aiken, South Carolina 29801 at which the Business is operated (the "Building").

         Seller has conducted the Business for a substantial number of years, and Shareholder has been an officer, director, shareholder, and employee of the Business since Seller's incorporation in July 1, 1971. Thereby, Shareholder has made use of, acquired, and added to confidential and proprietary information and trade secrets of Seller, all of which are portions of the Assets of Seller (which Assets are being sold to Buyer pursuant to the Purchase Agreement).

         Shareholder also has developed unique relationships with patients, suppliers, and employees of Seller and unique information and knowledge about the competitive market, locations, potential patients, processes and prospects of Seller's Business.

         Buyer intends to operate the Assets acquired by it for Buyer's business similar to Seller's Business. The value of Buyer's acquisition would be diminished in the event that Shareholder were to compete with Buyer and/or Doctor's Care, to assist another person or entity to compete with Buyer and/or Doctor's care, or to wrongfully divulge any confidential information.

         Buyer has required, as a condition precedent to its purchase of such Assets and lease of the Building pursuant to the Purchase Agreement, that Shareholder covenant not to divulge any confidential information and not to compete with Buyer and/or Doctor's Care as set forth herein.

         Shareholder has agreed to provide such covenants as set forth herein as a material inducement to Buyer to enter into and close the Purchase Agreement and in consideration of the payments to be made thereunder. Shareholder's covenants contained herein are ancillary to the Purchase Agreement. Shareholder acknowledges that he/she will benefit from the Purchase Agreement.

         Pursuant to the Purchase Agreement, Buyer and Shareholder desire to set forth the terms and conditions of their agreements and understandings respecting such covenants.

Statement of Agreement

         NOW, THEREFORE, in consideration of the foregoing premises, the promises set forth herein, the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shareholder and Buyer, intending to be legally bound, hereby agree and covenant as follows:

1. Non-Disclosure of Information. Shareholder shall not, at any time after the date hereof, directly or indirectly, divulge or disclose for any purpose whatsoever any confidential information that has been developed or obtained by, or disclosed to, Shareholder at any time before or after the date hereof (exclusive of such information as is in the public domain or as is required to be disclosed pursuant to an applicable law, rule, regulation, or final non-appealable order of a court of competent jurisdiction). Shareholder acknowledges that such confidential information is of a special and unique nature and value relating to matters of Seller's Business, including, without limitation, Seller's lists of patients and potential patients, leases or contacts (which were specifically targeted by Seller prior to Closing), pricing information and lists, sales and marketing materials and methods, proprietary information, trade secrets, trademarks, systems, procedures, manuals, confidential reports, records, operational expertise, the nature and type of services rendered by Seller, the equipment and methods used and preferred by Seller's patients and customers, and the fees paid by them (all of which are deemed for all purposes to be confidential, proprietary, and trade secrets of Seller transferred to Buyer pursuant to the Purchase Agreement).

2. Covenants against Competition. For a period of three (3) years after the effective date hereof:

         a) Patients, Etc. Shareholder shall not, directly or through an Affiliate (as defined below), (i) provide medical care or services to (or assist another person or entity to provide medical care or services to) any Seller Patient (as hereinafter defined), or (ii) solicit or divert (or assist another person or entity to solicit or divert) any Seller Patient from purchasing or using any of the Buyer's and/or Doctor's Care's services, or (iii) provide anywhere in the Territory (as defined below) medical care or services in any primary, urgent, general family, or industrial or occupational medical care facility or practice providing the same or similar services provided or offered by Buyer and/or Doctor's Care. For purposes of this Section 2(a), the term "Seller Patient" shall mean any patient of Seller and/or Doctor's Care and shall include (without limitation) every such person to which Seller has provided medical services prior to the date hereof and/or provides medical services after the date hereof directly or indirectly on behalf of Doctor's Care or Buyer. For purposes hereof, the term "Territory" shall mean everywhere within a fifteen (15) mile radius of the Building.

         b) Ownership. In addition to (but not in limitation of) the restrictions of Section 2(a), Shareholder shall not, directly or through an Affiliate (as defined below), own an equity interest (other than as the holder for investment purposes only of up to 2% of the outstanding capital stock of any corporation which is publicly traded on a national stock exchange or the NASDAQ National Market System, so long as Shareholder is not a controlling person of, or a member of a group that controls, such corporation, and Shareholder is not otherwise affiliated in any capacity with such corporation) in any entity or enterprise conducting operations in the Territory which is competitive with the business activities engaged in by Seller prior to Closing or by the Buyer and/or Doctor's Care after the Closing.

         c) Employees. In addition to (but not in limitation of) the restrictions of Sections 2(a) and (b), Shareholder shall not, directly or through an Affiliate (as defined below) solicit or in any manner attempt to solicit or induce any person employed by, or an agent of, Buyer or Doctor's Care to terminate such person's association or contract of employment or agency, as the case may be, with Buyer and/or Doctor's Care.

         d) Definition of Affiliate. For purposes of this Agreement, an "Affiliate" of Shareholder is a Person (as defined below) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Shareholder. For purposes of this Agreement, a "Person" includes, in addition to such person, all of the following persons: (i) any relative or spouse of such person, or any relative of such spouse, any one of whom has the same home as such person; (ii) any trust or estate in which such person or any of the persons specified in
              Section 2(d)(i) of this Agreement collectively own ten percent (10%) or more of the total beneficial interest, or of which any of such persons serve as trustee, executor or in any other capacity; and (iii) any corporation, partnership, limited liability company or other organization in which such person or any of the persons specified in Section 2(d)(i) of this Agreement are the beneficial owners collectively of ten percent (10%) of any class of equity securities, of the equity interest, or of the partnership interest.

         e) Exception. Notwithstanding the foregoing, Shareholder shall not be deemed to be in violation of any covenant contained herein as a result of Shareholder's: (i) providing urgent or emergency medical services within the emergency room of any medical facility licensed as a hospital in the State of South Carolina, or (ii) providing emergency care to any Seller Patient in a potentially life-threatening situation, or (iii) providing medical services directly or indirectly on behalf of Doctor's Care, P.A., a South Carolina professional corporation ("Doctor's Care"), or (iv) providing medical services to inmates of behalf of the South Carolina Department of Corrections.

3. Consideration. In consideration of the restrictions and covenants contained herein, Shareholder hereby acknowledges the receipt and adequacy of ten ($10.00) dollars and such other consideration set forth in the Purchase Agreement.

4.    Remedies.

         a) Accounting for Lost Profits. If Shareholder shall violate any of the provisions of Sections 1 or 2, Buyer shall be entitled to recover any non-speculative lost profits incurred by Buyer and/or Doctor's Care as a result of, growing out of, or in connection with, any such violation by Shareholder. This remedy shall be in addition to, and not in limitation of, any injunctive relief or other rights, remedies, or damages, to which Buyer and/or Doctor's Care is or may be entitled as a result of this Agreement.

         b) Injunctive Relief. In the event of a breach or threatened breach by Shareholder of any of the provisions of Sections 1 or 2, Buyer and/or Doctor's Care, in addition to, and not in limitation of, any other rights, remedies, or damages available to Buyer and/or Doctor's Care at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction, and permanent injunction in order to prevent or restrain any such breach by Shareholder or by Shareholder's partners, agents, representatives, servants, employers, employees, companies, consulting clients, and/or any and all persons directly or indirectly acting for or with Shareholder. Shareholder agrees that in the event of any breach by Shareholder of the covenants set forth in this Agreement, Buyer and Doctor's Care shall suffer irreparable harm for which the remedy of monetary damages may be inadequate.

         c) Set Off. In the event of any breach by Shareholder of this Agreement or the Purchase Agreement, in addition to the other rights or remedies to which Buyer and Doctor's Care may be entitled, Buyer and/or Doctor's Care shall be entitled, at its option, to set off and recoup against the payments becoming due pursuant to the Purchase Agreement the amounts to which Buyer and/or Doctor's Care may become entitled. Shareholder's right to lawfully contest such set off or recoupment in any action to collect the amounts due hereunder shall not be impaired by Buyer's or Doctor's Care's exercise of such set off or recoupment right.

         e) Alternatives. Buyer and/or Doctor's Care shall have the option, in its sole discretion, to enforce the various restrictions of Sections 1 and 2 cumulatively, in the alternative, or consecutively.

5.    Reasonableness of Restrictions.

         a) Acknowledgment. Shareholder has carefully read and considered the provisions of Sections 1, 2, 3 and 4, and, having done so, voluntarily agrees that the restrictions set forth in those Sections, including, but not limited to, the time period of restriction, the geographical areas of restriction, and the scope of restricted activities set forth in Section 2, are fair and reasonable and are reasonably required for the protection of the legitimate interests of the Buyer, and its parent or subsidiary corporations, partnerships, officers, directors, partners, employees and affiliates, including but not limited to Doctor's Care.

         b) Enforcement. In the event that, notwithstanding the foregoing, any of the provisions of Sections 1, 2, or 4 or any parts thereof shall be held to be invalid or unenforceable, the remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provisions of Sections 1 or 2 relating to the time period and/or the areas of restriction and/or the scope of restricted activities and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or the scope of restricted activities and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

6.    Miscellaneous.

         a) Burden and Benefit. This Agreement shall be binding upon Buyer's successors and assigns and Shareholder's heirs, personal and legal representatives, successors and assigns, and shall inure to the benefit of Buyer's and Doctor's Care's respective successors and permitted assigns and Shareholder's heirs, personal legal representatives, successors, and permitted assigns.

         b) Modifications. This Agreement can only be modified by a written agreement duly signed by Shareholder and an authorized representative of Buyer. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Agreement; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

         c) Waiver. Any waiver by either party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement.

         d) Assignments. Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by Shareholder.

         e) Cumulative Remedies. All rights and remedies of a party hereunder shall be cumulative and in addition to such rights and remedies as may be available to a party at law or equity.

         f) Venue and Jurisdiction. The parties hereto hereby (i) agrees that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court located in Aiken County, South Carolina, (ii) waives any objection which it might have now or hereafter to any such litigation, action, or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Agreement, the parties hereto further agrees that service of process may be effected pursuant to United States mail.

         g) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous written or oral agreements and representations between the parties with respect thereto.

         h) Governing Law. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina.

         i) Severability. The invalidity or unenforceability or any provision of this Agreement shall not render invalid or unenforceable any other provision hereof.

         j) Survival. All terms of this Agreement shall survive the Closing under the Purchase Agreement.

         k) Usage. Capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms such as "hereof", "hereunder", "hereto", "herein", and words of similar import shall refer to this Agreement in its entirety and all references to "Paragraphs", "Sections", and similar cross references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

         l) Enforcement. In the event litigation or other legal proceedings are commenced to enforce any rights under this Agreement, all reasonable legal expenses (including reasonable attorney's fees) and other direct costs of litigation of the prevailing party shall be paid by the non-prevailing party. All remedies specified herein are cumulative and non-exclusive, and parties shall be entitled to seek or enforce any other rights or remedies available to them at law or in equity.

         m) Notices. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following: (i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) three (3) business days after being duly deposited in the United States certified mail, return receipt requested, and addressed as follows:

           Buyer:              UCI Medical Affiliates of South Carolina, Inc.
                               1901 Main Street, Suite 1200
                               Columbia, South Carolina 29201
                               Attn.:  Stephen Seeling, Esquire


           Shareholder:        Henry A. Langston, Jr., M.D.
                               355 West Road
                               Box 10
                               Montmorenci, SC 29839

The parties hereto may change their respective addresses by notice in writing given to the other party to this Agreement.

         IN WITNESS WHEREOF, this Non-Competition Covenant is executed under seal by Buyer and Shareholder to be effective as of the date first above written.

WITNESSES:                             SHAREHOLDER:

/s/ Julian B. Salley, Jr.
                                       /s/ H.A. Langston, Jr.  (SEAL)
                                       Henry A. Langston, Jr., M.D.
                                       Social Security Number:  ###-##-####
/s/ Mary Ann Langston




                                       BUYER:

                                       UCI MEDICAL AFFILIATES OF SOUTH
                                       CAROLINA, INC.

/s/ Julian B. Salley, Jr.
                                       By:  /s/ Stephen S. Seeling
                                       Its:  Chief Operating Officer and Counsel
/s/ Mary Ann Langston

                                    EXHIBIT H

                                  BILL OF SALE


         KNOW ALL MEN BY THESE PRESENTS, that H.A. LANGSTON, JR., M.D., P.A., a South Carolina professional corporation with offices at 209 Abbeville Avenue, N.W., Aiken, South Carolina 29801 (the "Seller"), for the consideration paid by UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., a South Carolina corporation with offices at 1901 Main Street, Suite 1200, Columbia, South Carolina 29201 (the "Buyer") set forth in that certain Asset Purchase Agreement dated effective as of October 1, 1996, by and between among others Seller, Buyer, Henry A. Langston, Jr., M.D., UCI Medical Affiliates, Inc., and Doctor's Care, P.A. (the "Agreement"), the receipt and sufficiency whereof is hereby acknowledge, has bargained and sold and by these presents does sell, assign and transfer unto Buyer all of Seller's right, title and interest in and to, all the accounts receivable, machinery, equipment, computers, telephone systems, inventory, furniture, furnishings, office equipment, and other tangible personal property composing portions of the Assets described in the Agreement, all as provided in the Agreement.

         TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns, forever. AND Seller does for itself and its successors and assigns, covenant and agree to and with Buyer, its successors and assigns, to warrant and defend the sale and conveyance of the aforesaid assets hereby sold unto Buyer.

         This Bill of Sale is made, executed and delivered pursuant to the Agreement, and is subject to all of the terms, provisions, and conditions thereof, including (without limitation) the indemnification therein. To the extent of any conflict between the terms hereof and thereof, the terms of the Agreement shall be controlling.

         All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

         IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale on September 30, 1996, to be effective as of the 1st day of October, 1996.

IN THE PRESENCE OF:                   H.A. LANGSTON, JR., M.D., P.A.
                                                     (CORPORATE SEAL)

/s/ Julian B. Salley, Jr.             By:  /s/ H.A. Langston, Jr.
(Witness)                             Its:  President

/s/ Mary Ann Langston
(Witness)


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



STATE OF SOUTH CAROLINA    )
                           )                                   PROBATE
COUNTY OF RICHLAND         )


         PERSONALLY APPEARED before me the undersigned witness who, after first being duly sworn, deposes and says that s/he saw the within named H.A. LANGSTON, JR., M.D., P.A., by Henry A. Langston, Jr., M.D., its President, sign, seal and, as its act and deed, deliver the within written Bill of Sale for the uses and purposes therein mentioned and that s/he with the other witness whose signature appears above, witnessed the execution thereof.


                                                         /s/ Mary Ann Langston
                                                         Witness

SWORN to before me this 30th day of September, 1996.


/s/ Julian B. Salley, Jr.             (L.S.)
Notary Public for South Carolina
My Commission Expires: November 14, 1999


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


                                    EXHIBIT I

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         KNOW ALL MEN, that H.A. LANGSTON, JR., M.D., P.A., a South Carolina professional corporation (the "Assignor"), for and in consideration of good and valuable consideration to it in hand paid at or before the ensealing and delivery of these presents, by UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., a South Carolina corporation ("Assignee"), the receipt and sufficiency whereof is hereby acknowledged, hereby assigns to Assignee all of Assignor's right, title and interest in and to the permits, licenses, computer software, and all other intangible assets and rights composing portions of the Assets as described in the Asset Purchase Agreement dated effective as of October 1, 1996, by and between among others Assignor, Assignee, Henry A. Langston, Jr., M.D., UCI Medical Affiliates, Inc., and Doctor's Care, P.A. (the "Agreement"), all as provided in the Agreement.

         Assignee hereby covenants with Assignor to assume and faithfully perform and discharge all of the terms, covenants, liabilities and obligations set forth on Schedule 1 attached hereto (subject to the Agreement) maturing and to be performed or discharged by Assignor, if any, under the above assigned contracts beginning on the date hereof and henceforth.

         This Assignment is made, executed, and delivered pursuant to the Agreement, and is subject to all the terms, provisions and conditions thereof, including (without limitation) the mutual indemnifications therein. To the extent of any conflict between the terms hereof and thereof, the terms of the Agreement shall be controlling.

         All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

         IN WITNESS WHEREOF, the parties have duly executed this Assignment and Assumption Agreement on September 30, 1996, to be effective as of the 1st day of October, 1996.

                                    ASSIGNOR:

                                    H.A. LANGSTON, JR., M.D., P.A.


                                    By: /s/ H.A. Langston, Jr.
                                    Its:  President

                                    ASSIGNEE:

                                    UCI MEDICAL AFFILIATES OF SOUTH
                                    CAROLINA, INC.


                                    By: /s/ Stephen S. Seeling
                                    Its:  Chief Operating Officer and Counsel

                                   SCHEDULE 1

                            Liabilities To Be Assumed

None.



                                  PAGE 64 of 64